PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 23, 1998)

                     IMC HOME EQUITY LOAN OWNER TRUST 1998-2
                  $700,000,000 ADJUSTABLE RATE HOME EQUITY LOAN
                        ASSET BACKED NOTES, SERIES 1998-2
[LOGO]                      DUE APRIL 20, 2029

                              IMC MORTGAGE COMPANY
                               SELLER AND SERVICER
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                    DEPOSITOR
                         ------------------------------
     The IMC Home Equity Loan Owner Trust 1998-2 (the 'Issuer') will be formed pursuant to a trust agreement to be dated as of March 1, 1998 (the 'Trust Agreement') between Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') and Wilmington Trust Company, as owner trustee (the 'Owner Trustee'). The Issuer is hereby offering $700,000,000 aggregate principal amount of its Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1998-2 (the 'Notes'). The Notes will be issued pursuant to an indenture, dated as of March 1, 1998 (the 'Indenture'), between the Issuer and The Chase Manhattan Bank, as indenture trustee (the 'Indenture Trustee'), and will be secured by a trust estate (the 'Trust Estate') consisting primarily of (i) a pool (the 'Pool') of fixed and adjustable rate home equity loans secured by first liens on one-to-four family residential properties (the 'Home Equity Loans'), (ii) the Issuer's rights under the Sale and Servicing Agreement (as defined herein), (iii) the Note Insurance Policy, as described herein and (iv) certain other assets described in the Indenture. The Issuer also will issue instruments evidencing the residual interest in the Trust Estate (the 'Residual Interest'). The Residual Interest and the Notes are collectively referred to as the 'Securities.' Only the Notes are offered hereby.

     Simultaneously with the issuance of the Notes, the Seller will obtain from MBIA Insurance Corporation (the 'Note Insurer') a financial guaranty note insurance policy relating to the Notes (the 'Note Insurance Policy') in favor of the Indenture Trustee. The Note Insurance Policy will require the Note Insurer to make certain Insured Payments (as defined herein) on the Notes.

                         ------------------------------
                                                   (continued on following page)
     FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE NOTES, SEE 'RISK FACTORS' BEGINNING ON PAGE S-12 HEREIN, 'PREPAYMENT AND YIELD CONSIDERATIONS' BEGINNING ON PAGE S-30 HEREIN AND 'RISK FACTORS' BEGINNING ON PAGE 15 IN THE PROSPECTUS.

THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE
     SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE NOTE
        INSURER OR ANY OF THEIR AFFILIATES, EXCEPT AS DESCRIBED
            HEREIN. NEITHER THE NOTES NOR THE HOME EQUITY LOANS
                ARE INSURED OR GUARANTEED BY ANY
                       GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
  MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

===================================================================================================================================
                                INITIAL NOTE                                  PRICE TO            UNDERWRITING       PROCEEDS TO
                             PRINCIPAL BALANCE         NOTE RATE               PUBLIC               DISCOUNT         DEPOSITOR(1)
-----------------------------------------------------------------------------------------------------------------------------------
Per Note.................... $700,000,000.00         Variable(2)            100.00000%              0.250%            99.75000%
-----------------------------------------------------------------------------------------------------------------------------------
Total....................... $700,000,000.00                             $700,000,000.00        $1,750,000.00       $698,250,000.00
===================================================================================================================================

(1) Before deducting expenses, estimated to be $550,000.
(2) The Note Rate on the Notes is adjustable based on one-month LIBOR as described herein.
                         ------------------------------

     The Notes are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' rights to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about March 31, 1998. The Notes will be offered in Europe and the United States of America.

BEAR, STEARNS & CO. INC.
                     PAINEWEBBER INCORPORATED
                                      DEUTSCHE MORGAN GRENFELL
                                                               J.P. MORGAN & CO.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 20, 1998.

(cover continued from previous page)

          The Loan Balance of the Home Equity Loans as of the Statistical Calculation Date was $457,208,083.38. The Home Equity Loans, all of which are first liens, were originated or purchased by IMC Mortgage Company (the "Seller" and "Servicer").

          In addition to the Home Equity Loans as of the Statistical Calculation Date, additional Home Equity Loans will be purchased by the Trust from the Depositor on the Closing Date. All of the Home Equity Loans in the Trust as of the Closing Date (the "Initial Home Equity Loans") will have a Cut-Off Date of March 1, 1998 and the Seller expects that the Initial Home Equity Loans will total at least $525,000,000 as of the Closing Date (as defined below). Although the Home Equity Loans as of the Statistical Calculation Date consist of both fixed and adjustable rate home equity loans, all of the additional Home Equity Loans to be delivered on the Closing Date and all of the Subsequent Home Equity Loans will be adjustable rate home equity loans. See "The Home Equity Loan Pool" herein.

          The Sale and Servicing Agreement provides that additional Home Equity Loans (the "Subsequent Home Equity Loans") may be purchased by the Issuer from the Seller from time to time on or before April 30, 1998 from funds on deposit in the Pre-Funding Account. On the Closing Date an aggregate cash amount of not more than $175,000,000 (the "Pre-Funded Amount") will be deposited with the Indenture Trustee in the Pre-Funding Account to be used by the Issuer to acquire Subsequent Home Equity Loans.

          Payments of principal and interest will be made to holders (the "Owners") of the Notes on the 20th day of each month (or, if such day is not a business day, the next following business day) beginning April 20, 1998, (each, a "Payment Date"). Interest will be paid on each Payment Date to the Owners of the Notes based on the Note Principal Balance (as defined herein) at the Note Rate subject to the limitations described herein.

          The Notes will constitute non-recourse obligations of the Issuer. The Seller will have limited obligations arising in respect of certain representations and warranties on the Home Equity Loans. The Servicer will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under that certain agreement to be entered into among the Depositor, the Servicer, the Seller, the Indenture Trustee and the Issuer (the "Sale and Servicing Agreement"), including any obligation it may have to advance delinquent interest payments on the Home Equity Loans.

          The Notes will be unconditionally and irrevocably guaranteed as to timely payment of interest due to Owners and as to ultimate payment of the Note Principal Balance, in each case pursuant to the terms of the Note Insurance Policy issued by the Note Insurer. See "The Note Insurer" herein.

          The stated maturity for the Notes is the Payment Date occurring on April 20, 2029 (the "Final Payment Date").

          The yield to maturity on the Notes will be affected by, among other things, the rate of payment of principal (including by reason of prepayments, defaults and liquidations) of the Home Equity Loans and the timing and receipt of such payments as described herein and in the Prospectus. See "Risk Factors" in the Prospectus and "Prepayment and Yield Considerations" herein.

          The Notes are subject to optional redemption in full by the holder(s) of a majority of the Residual Interest at any time after the aggregate Loan Balance of the Home Equity Loans has declined to less than 10% of the sum of (x) the Original Aggregate Loan Balance and (y) the Pre-Funded Amount. In addition, the Note Insurer will have rights, under the limited circumstances described in the Sale and Servicing Agreement, to acquire all of the Home Equity Loans from the Issuer and thereby effect a redemption of the Notes. See "Administration--Redemption of the Notes" herein.

          It is a condition to the issuance of the Notes that they be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies.

          No election will be made to treat the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

          There is currently no secondary market for the Notes. The Underwriters intend to make a secondary market for the Notes, but have no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will provide investors with a satisfactory level of liquidity or that it will continue.
                                 ---------------
          UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

          The Notes offered by this Prospectus Supplement will be a separate series of Asset-Backed Notes being offered by the Depositor pursuant to its Prospectus dated January 23, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

          As provided herein under "The Note Insurer--Incorporation of Certain Documents by Reference," the Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all financial statements incorporated herein by reference. Requests for such copies should be directed as provided under "The
Note Insurer--Incorporation of Certain Documents by Reference" herein.

                                ----------------

          To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Notes, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual distributions on, or the yield of, the Notes.
                                ----------------

          CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                                TABLE OF CONTENTS

                                                                 Page
                                                                 ----

SUMMARY OF TERMS...................................................S-1

RISK FACTORS......................................................S-12

THE SELLER AND SERVICER...........................................S-14
 General..........................................................S-14
 Credit and Underwriting Guidelines...............................S-16
 Delinquency, Loan Loss and Foreclosure Information...............S-17

THE ISSUER........................................................S-19

THE DEPOSITOR.....................................................S-19

USE OF PROCEEDS...................................................S-19

THE HOME EQUITY LOAN POOL.........................................S-19
 General..........................................................S-19
 Conveyance of Subsequent Home Equity Loans.......................S-29
 Interest Payments on the Home Equity Loans.......................S-30

PREPAYMENT AND YIELD CONSIDERATIONS...............................S-30
 General..........................................................S-30
 Mandatory Prepayment.............................................S-31
 Prepayment and Yield Scenarios for the Notes ....................S-31

ADDITIONAL INFORMATION............................................S-35

DESCRIPTION OF THE NOTES..........................................S-35
 General..........................................................S-35
 Payment Dates....................................................S-35
 Payments.........................................................S-36
 Calculation of One-Month LIBOR...................................S-37
 Pre-Funding Account..............................................S-38
 Capitalized Interest Account.....................................S-38
 Book Entry Registration of the Notes.............................S-38
 Assignment of Rights.............................................S-41

THE NOTE INSURER..................................................S-42

CREDIT ENHANCEMENT................................................S-46
 Note Insurance Policy............................................S-46
 Overcollateralization Provisions.................................S-46

ADMINISTRATION....................................................S-47
 Covenant of the Seller to Take Certain Actions
       with Respect to the Home Equity Loans in
 Certain Situations...............................................S-47
 Assignment of Home Equity Loans..................................S-48
 Servicing and Sub-Servicing......................................S-49
 Removal and Resignation of Servicer..............................S-53
 Redemption of the Notes..........................................S-53
 The Indenture Trustee............................................S-53
 The Indenture....................................................S-54
 Voting...........................................................S-55
 Reporting Requirements...........................................S-55
 Removal of Indenture Trustee for Cause...........................S-56
 Depositor's Obligations..........................................S-56
 Governing Law....................................................S-57

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.....................................................S-57

STATE TAX CONSEQUENCES............................................S-57

ERISA CONSIDERATIONS..............................................S-57

RATINGS...........................................................S-59

LEGAL INVESTMENT CONSIDERATIONS...................................S-59

UNDERWRITING......................................................S-59

REPORT OF EXPERTS.................................................S-60

CERTAIN LEGAL MATTERS.............................................S-60

GLOBAL CLEARANCE, SETTLEMENT AND TAX
   DOCUMENTATION PROCEDURES.......................................I-1

INDEX TO LOCATION OF PRINCIPAL DEFINED
 TERMS............................................................A-1

                                SUMMARY OF TERMS


        This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" for the location of the definitions of certain capitalized terms.

Securities Offered:                $700,000,000 Adjustable Rate Home Equity Loan
                                   Asset Backed Notes, Series 1998-2 (the
                                   "Notes"). The Notes represent non-recourse obligations of the Issuer. Proceeds of the assets in the Trust Estate will be the sole source of payments on the Notes.

Note Issuer: IMC Home Equity Loan Owner Trust 1998-2 (the "Issuer" or the "Trust"), a Delaware business trust established by the Depositor pursuant to a trust agreement, dated as of March 1, 1998 (the "Trust Agreement"), between the Depositor and the Owner Trustee. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate. See "The Issuer" herein.

Depositor:                         Bear Stearns Asset Backed Securities, Inc.
                                   (the "Depositor@), a Delaware corporation.
                                   The Depositor is a wholly owned, special purpose subsidiary of The Bear Stearns
                                   Companies Inc. and an affiliate of Bear, Stearns & Co. Inc. None of the Depositor, The
                                   Bear Stearns Companies Inc., Bear, Stearns &
                                   Co. Inc. or any affiliate of any of them has guaranteed or is otherwise obligated with respect to the Notes.

Seller and Servicer:               IMC Mortgage Company (the "Seller" and the
                                   "Servicer"), a Florida corporation. The
                                   Seller's and Servicer's principal executive offices are located at 5901 East Fowler
                                   Avenue, Tampa, Florida 33617-2362.

Indenture Trustee:                 The Chase Manhattan Bank, a New York banking
                                   corporation, as Indenture Trustee (the
                                   "Indenture Trustee"). The Indenture Trustee shall receive a fee (the "Indenture Trustee
                                   Fee") equal to 0.00375% per annum, payable monthly at one-twelfth the annual rate of the aggregate outstanding Loan Balance of the Home Equity Loans.

Owner Trustee:                     Wilmington Trust Company, a Delaware banking
                                   corporation, as owner trustee under the Trust
                                   Agreement (the "Owner Trustee"). The Owner
                                   Trustee shall receive a fee (the "Owner
                                   Trustee Fee") as provided under the Trust
                                   Agreement.

Cut-Off Date:                      As of the close of business on March 1, 1998
                                   (the "Cut-Off Date").

Statistical Calculation Date:      As of the close of business on March 1, 1998
                                   (the "Statistical Calculation Date").

Closing Date:                      On or about March 31, 1998.

Description of the Notes:          The Notes represent non-recourse obligations
                                   of the Issuer and will be issued pursuant to an indenture to be dated as of March 1, 1998
                                   (the "Indenture"), entered into between the Issuer and the Indenture Trustee. The assets included in the trust estate created by the Indenture (the "Trust

                                   Estate") will be the sole source of payments on the Notes. The Notes will be issued in a single class.

                                   The assets of the Trust Estate will consist of (i) a pool (the "Pool") of fixed and adjustable rate home equity loans (the "Home Equity Loans") secured by first lien mortgages or deeds of trust on one-to-four family residential properties, including units in condominiums, planned unit developments, townhouses and manufactured housing units (the "Properties"), and including any note or other instrument of indebtedness (each, a "Mortgage Note"); (ii) all payments in respect of principal and interest on the Home Equity Loans (other than any principal or interest payments due thereon on or prior to the Cut-Off Date whether or not received); (iii) security interests in the Properties; (iv) the Issuer's rights under the Sale and Servicing Agreement; (v) the Note Insurance Policy and
                                   (vi) certain other property.

                                   On the Closing Date, the Pre-Funded Amount
                                   (as defined herein) will be deposited in a trust account held by the Indenture Trustee in the name of the Indenture Trustee for the benefit of the Owners of the Notes and the
                                   Note Insurer (the "Pre-Funding Account"). It is intended that additional Home Equity Loans satisfying the criteria specified in the Sale and Servicing Agreement (the "Subsequent Home Equity Loans") will be purchased by the Issuer from the Seller from time to time on or before April 30, 1998 from funds on deposit in the Pre-Funding Account. As a result, the aggregate principal balance of the Home Equity Loans will increase by an amount equal to the aggregate principal balance of the Subsequent Home Equity Loans so purchased and the amount in the Pre-Funding Account will decrease proportionately.

                                   As described below, on the Closing Date, cash will be deposited in the name of the Indenture Trustee in the Capitalized Interest Account (as defined herein). Funds in the Capitalized Interest Account will be applied by the Indenture Trustee to cover shortfalls in interest during the Funding Period (as described herein under "Pre-Funding Account") on the Notes attributable to the provisions allowing for purchase of Subsequent Home Equity Loans after the Cut-Off Date.

Other Securities:                  In addition to the Notes, the Trust will
                                   issue a class of security (the "Residual
                                   Interest") which will represent the residual interest in the Trust. The Notes and the Residual Interest are herein referred to as the "Securities." Only the Notes are offered hereby.

Denominations:                     The Notes are issuable in minimum
                                   denominations of an original principal amount of $25,000 and multiples of $1,000 in excess thereof.

The Home Equity Loans:             Unless otherwise noted, all statistical
                                   percentages in this Prospectus Supplement are approximate and measured by the aggregate
                                   Loan Balance of the Home Equity Loans as of the Statistical Calculation Date. See
                                   "Additional Information" in this Prospectus
                                   Supplement. The Home Equity Loans to be
                                   included in the Trust Estate on the Closing
                                   Date (the "Initial Home Equity Loans")
                                   consist of fixed and adjustable rate
                                   conventional home equity loans and the
                                   Mortgage Notes relating thereto. As of the

                                   Statistical Calculation Date, there are 4,483 Home Equity Loans. The Loan Balance of the Home Equity Loans as of the Statistical Calculation Date was $457,208,083.38. The Home Equity Loans as of the Statistical Calculation Date are secured by first lien mortgages or deeds of trust primarily on one-to-four family residential properties located in 48 states and the District of Columbia. No Loan-to-Value Ratio (based upon appraisals made at the time of origination of the related Home Equity Loan) relating to any Home Equity Loan exceeded 90.00% as of the Statistical Calculation Date except for 57 loans with an aggregate Loan Balance of $6,615,271.47 (or 1.45% of the aggregate Loan Balance of the Home Equity Loans), which had a Loan-to-Value Ratio not greater than 100%. None of the Home Equity Loans as of the Statistical Calculation Date are insured by pool mortgage insurance policies and no significant portion of the Home Equity Loans as of the Statistical Calculation Date are insured by primary mortgage insurance policies; however, certain distributions due to the owners of the Notes (the "Owners") are insured by the Note Insurer pursuant to the
                                   Note Insurance Policy. The Home Equity Loans are not guaranteed by the Issuer, the Depositor, the Seller, the Servicer, the Note Insurer, the Owner Trustee, the Indenture Trustee or any of their affiliates. The Home Equity Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by Fannie Mae for Fannie Mae mortgage-backed securities and in accordance with the terms of that Sale and Servicing Agreement dated as of March 1, 1998 (the "Sale and Servicing Agreement") among the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee.

                                   As of the Statistical Calculation Date, the weighted average interest rate (the "Coupon Rate") of the Home Equity Loans as of the Statistical Calculation Date was 10.33%; the Coupon Rates on the Home Equity Loans ranged from 5.91% to 16.70%; the average Loan Balance of the Home Equity Loans was $101,987.08; the minimum and maximum Loan Balances of the Home Equity Loans were $9,981.98 and $665,480.61, respectively; the weighted average Loan-to-Value Ratio of the Home Equity Loans was 77.00%; the weighted average remaining term to maturity of the Home Equity Loans was 347 months; and the remaining terms to maturity of the Home Equity Loans ranged from 80 months to 360 months. As of the Statistical Calculation Date, all of the Home Equity Loans were secured by first mortgages. As of the Statistical Calculation Date, Home Equity Loans containing "balloon" payments represented not more than 3.66% of the Home Equity Loans. No Initial Home Equity Loan will mature later than March 1, 2028. As of the Statistical Calculation Date, no Home Equity Loan provides for negative amortization. See "The Home Equity Loan Pool" herein.

                                   As of the Statistical Calculation Date,
                                   92.37% of the Home Equity Loans were
                                   adjustable rate home equity loans (the
                                   "Adjustable Rate Home Equity Loans") and
                                   7.63% of the Home Equity Loans were fixed rate home equity loans (the "Fixed Rate Home Equity Loans"). With respect to the Adjustable Rate Home Equity Loans, as of the Statistical Calculation

                                   Date there were 4,356 Adjustable Rate Home
                                   Equity Loans. The Loan Balance of the
                                   Adjustable Rate Home Equity Loans as of the
                                   Statistical Calculation Date was
                                   $422,332,342.02. As of the Statistical
                                   Calculation Date, the Coupon Rates for the
                                   Adjustable Rate Home Equity Loans ranged from 5.91% to 16.70%; the weighted average Coupon Rate of such Home Equity Loans was 10.31%; the average Loan Balance was $96,954.16; the weighted average maximum Coupon Rate was 16.59%; the weighted average minimum Coupon Rate was 10.01%; the weighted average gross margin was 6.90%; the minimum gross margin was 1.00%; and the maximum gross margin of such Home Equity Loans was 13.29%.

                                   With respect to the Fixed Rate Home Equity
                                   Loans, as of the Statistical Calculation Date there were 127 Fixed Rate Home Equity Loans. The Loan Balance of the Fixed Rate Home Equity Loans as of the Statistical Calculation Date was $34,875,741.36. As of the Statistical Calculation Date, the average Loan Balance of the Fixed Rate Home Equity Loans was $274,612.14; the Coupon Rates for such Home Equity Loans ranged from 7.99% to 14.75%; and the weighted average Coupon Rate for such Home Equity Loans was 10.56%.

Final Payment Date:                The Final Payment Date for the Notes is April
                                   20, 2029, although it is anticipated that the actual final Payment Date for the Notes will occur significantly earlier than the Final
                                   Payment Date. See "Prepayment and Yield
                                   Considerations" herein.

Payments--General:                 On the 20th day of each month, or if such a
                                   day is not a Business Day, then the next succeeding Business Day, commencing April 20,
                                   1998 (each such day being a "Payment Date"), the Indenture Trustee will be required, subject to the availability of amounts therefor, pursuant to the cash flow priorities hereinafter described, to make payments on the Notes to the Owners thereof of record as of the last Business Day preceding such Payment Date (the "Record
                                   Date").

                                   A "Business Day" is any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, Tampa, Florida, the city in which the corporate trust office of the Indenture Trustee is located or the city in which the Note Insurer is located are authorized or obligated by law or executive order to be closed.

Interest:                          On each Payment Date, the Notes will be
                                   entitled to payments in respect of Current
                                   Interest.

                                   "Current Interest" means, with respect to any Payment Date the sum of (i) the aggregate amount of interest accrued from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment
                                   Date) to and including the day prior to the current Payment Date (the "Accrual Period") at the Note Rate on the outstanding principal balance of the Notes (the "Note Principal Balance"), (ii) any Interest Carry Forward Amount and (iii) the Preference Amount as it relates to interest previously paid on such Note prior to such Payment Date (in accordance with the Note Insurance Policy); provided, however, that Current Interest will be reduced by the amount of any Civil Relief Interest Shortfalls (as defined in the Sale and Servicing Agreement). All calculations of interest on the Notes will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

                                   The "Interest Carry Forward Amount" for any
                                   Payment Date is the sum of (x) the amount, if any, by which (i) the Current Interest as of the immediately preceding Payment Date exceeded (ii) the amount of the actual payments of interest made on such immediately preceding Payment Date plus (y) 30 days' interest on such amount, calculated at the Note Rate.

                                   On each Payment Date, the "Note Rate" will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the Redemption Date (as defined herein), One-Month LIBOR plus 0.19% per annum and for any Payment Date thereafter, One-Month LIBOR plus 0.50% per annum, and (y) the weighted average of the Coupon Rates on the Home Equity Loans, less approximately 0.64375% per annum (the rate described in this clause (y), the "Available Funds Cap").

                                   If, on any Payment Date, the Available Funds
                                   Cap limits the Note Rate (i.e., the rate set by the Available Funds Cap is less than the Formula Note Rate), the amount of any such shortfall will be carried forward and be due and payable on future Payment Dates and shall accrue interest at the Formula Note Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry Forward Amount"). The Note Insurance Policy does not cover the Available Funds Cap Carry Forward Amount; the payment of such amount may be funded only from (i) any excess interest resulting from the Available Funds Cap being in excess of the Formula Note Rate on future Payment Dates, as distributed in the priorities specified herein and (ii) any Net Monthly Excess Cashflow which would otherwise be paid to the Servicer or the Indenture Trustee on account of certain reimbursable amounts described in the Sale and Servicing Agreement, or to the Owners of the Residual Interests.

                                   The "Formula Note Rate" for any Payment Date is the rate determined by clause (x) of the definition of "Note Rate" on such Payment Date.

                                   The "Redemption Date" is the first Monthly
                                   Remittance Date on which the aggregate Loan
                                   Balance of the Home Equity Loans has declined to less than 10% of the sum of (x) the aggregate Loan Balance of the Initial Home Equity Loans as of the Cut-Off Date (the "Original Aggregate Loan Balance") plus (y) the original Pre-Funded Amount (such sum, the "Maximum Collateral Amount").

Principal:                         On each Payment Date, payments in reduction
                                   of the Note Principal Balance will be made in the amounts described herein. The "Principal
                                   Payment Amount" for each Payment Date shall be the lesser of:

                                   (a) the Total Available Funds (as defined herein) plus any Insured Payment minus the Current Interest and the Trust Fees and Expenses for such Payment Date; and

                                   (b) the excess, if any, of

                                   (i) the sum of:

                                       (A) the Preference Amount with respect to principal owed to each Owner of a Note that remains unpaid as of such Payment Date;

                                       (B) the principal portion of all
                                       scheduled monthly payments on the Home
                                       Equity Loans due on or prior to the
                                       related Due Date thereof, to the extent
                                       actually received by the Servicer during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Servicer during the related Remittance Period;

                                       (C) the balance of each Home Equity Loan
                                       (the "Loan Balance") that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Servicer during the related Remittance Period;

                                       (D) any Substitution Amounts (i.e., the
                                       excess, if any, of the Loan Balance of a Home Equity Loan being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest) delivered by the Seller on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Servicer on the related Remittance Date;

                                       (E) all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                                       (F) the amount of any
                                       Overcollateralization Deficit for such
                                       Payment Date;

                                       (G) the principal portion of the
                                       proceeds received by the Indenture
                                       Trustee upon termination of the Trust
                                       Estate (to the extent such proceeds
                                       relate to principal);

                                       (H) on the Payment Date immediately
                                       following the end of the Funding Period, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans during the Funding Period; and

                                       (I) the amount of any
                                       Overcollateralization Increase Amount for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                                       over

                              (ii) the amount of any Overcollateralization
                                   Reduction Amount for such Payment Date.

                                   The "Remittance Period" with respect to any Monthly Remittance Date is the period from the second day of the month immediately preceding such Monthly Remittance Date to the first day of the month in which such Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Note Account, which is the 18th day of each month, or if such day is not a Business Day, the next preceding Business Day, commencing in April 1998.

                                   The "Preference Amount" is any amount (other than amounts in respect of the Available Funds Cap Carry Forward Amount) previously distributed to an Owner on a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (Title 11 of the United States Code), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                                   The "Premium Amount" is the amount payable to the Note Insurer as premium for the Note Insurance Policy.

Monthly Servicing Fee:             The Servicer will retain a fee (the
                                   "Servicing Fee") equal to 0.50% per annum, payable monthly at one-twelfth the annual rate of the then outstanding principal balance of each Home Equity Loan as of the first day of each Remittance Period.

Credit Enhancement:                The credit enhancement provided
                                   for the benefit of the Notes consists of (x) the overcollateralization mechanics which utilize the excess interest created by the internal cash flows of the Pool and (y) the
                                   Note Insurance Policy.

                                   Overcollateralization. The required
                                   application of the cash flow from the Pool results in a limited acceleration of the Notes relative to the amortization of the Home Equity Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment in reduction of the Note Principal Balance. This acceleration feature creates overcollateralization (i.e., the excess of the aggregate outstanding Loan Balance of the Home Equity Loans over the Note Principal Balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease unless necessary to maintain the required level of overcollateralization.

                                   The Sale and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Notes to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Prepayment and Yield Considerations", "Credit Enhancement
                                   --Overcollateralization Provisions" herein and "Enhancement" in the Prospectus.

                                   Financial Guaranty Note Insurance Policy.
                                   MBIA Insurance Corporation, a New York stock insurance company (the "Note Insurer"), will issue a financial guaranty note insurance policy (the "Note Insurance Policy") with respect to the Notes.

                                   Pursuant to the provisions of the Note
                                   Insurance Policy, the Note Insurer will
                                   irrevocably and unconditionally guarantee certain payments to the Indenture Trustee for the benefit of the Owners of the Notes. The amount of the actual payment, if any, made by the Note Insurer to the Indenture Trustee for the benefit of the Owners of the Notes under the Note Insurance Policy on each Payment Date (the "nsured Payment") is the excess, if any, of (i) the sum of (a) the Current Interest, (b) the Overcollateralization Deficit and (c) the Preference Amount (without duplication) over (ii) the Total Available Funds (after any deduction for the Trust Fees and Expenses) and after taking into account the portion of the Principal Payment Amount to be actually distributed on such Payment Date (without regard to any Insured Payment to be made with respect to such Payment Date). The Note Insurance Policy does not insure the payment of Available Funds Cap Carry Forward Amounts.

                                   Insured Payments do not cover Realized Losses except to the extent that an Overcollateralization Deficit exists. Insured Payments do not cover the Servicer's failure to make Delinquency Advances pursuant to the Sale and Servicing Agreement, except to the extent that an Overcollateralization Deficit would otherwise result therefrom. Nevertheless, the effect of the Note Insurance Policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, the Notes.

                                   The Note Insurance Policy is noncancellable for any reason.

                                   Unless a Note Insurer Default exists, the
                                   Note Insurer shall have the right to exercise certain rights of the Owners of the Notes, as specified in the Indenture, without any consent of such Owners; and such Owners may exercise such rights only with the prior written consent of the Note Insurer, except as provided in the Indenture. In addition, to the extent of unreimbursed payments under the
                                   Note Insurance Policy, the Note Insurer will be subrogated to the rights of the Owners of the Notes on which such Insured Payments were made. In connection with each Insured Payment on a Note, the Indenture Trustee, as attorney-in-fact for the Owner thereof, will be required to assign to the Note Insurer the rights of such Owner with respect to the Note to the extent of such Insured Payment. "ote Insurer Default" is defined under the Sale and Servicing Agreement as the existence and continuance of (x) the failure by the Note Insurer to make a required payment under the
                                   Note Insurance Policy or (y) the bankruptcy or insolvency of the Note Insurer.

                                   The "rust Fees and Expenses" are the Premium
                                   Amount, the Owner Trustee Fee, the Indenture
                                   Trustee Fee and any Trustee Reimbursable
                                   Expenses (each as defined herein).

Pre-Funding Account:               On the Closing Date, an aggregate cash amount
                                   (the "re-Funded Amount") of no more than $175,000,000 will be deposited in the Pre-Funding Account. During the period (the
                                   "Funding Period") from the Closing Date until the earliest to occur of (i) the date on which the Pre-Funded Amount is reduced to $100,000 or less, (ii) the occurrence of a "Servicer Termination Event" (as defined in the Sale and Servicing Agreement) or an "Event of Default" (as defined herein) or
                                   (iii) April 30, 1998, the Pre-Funded Amount will be maintained in the Pre-Funding
                                   Account. The Pre-Funded Amount will be
                                   reduced during the Funding Period by the amount thereof used to purchase Subsequent
                                   Home Equity Loans in accordance with the Sale and Servicing Agreement. Subsequent Home
                                   Equity Loans purchased on any date (each, a "Subsequent Transfer Date") must satisfy the criteria set forth in the Sale and Servicing
                                   Agreement. See "The Home Equity Loan Pool--
                                   Conveyance of Subsequent Home Equity Loans" herein. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Notes on the Payment Date immediately following the end of the Funding Period, thus resulting in a partial principal prepayment of the Notes as specified herein under "Description of the Notes--Payments." All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.

Capitalized Interest
  Account: On the Closing Date, cash in an amount satisfactory to the Note Insurer will be deposited in a trust account (the "Capitalized Interest Account") in the name of, and maintained by, the Indenture Trustee in trust for the Owners of the Notes. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Indenture Trustee on each Payment Date during and immediately after the Funding Period to fund the excess, if any, of (i) the amount of interest accruing on the outstanding Pre-Funded Amount at a rate equal to the Note Rate over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account. Such amounts on deposit will be so applied by the Indenture Trustee on the Payment Dates during and immediately after the Funding Period to fund any such excess. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the Seller or its designee at the end of the Funding Period.

Mandatory Prepayment of
  Certificates:                    It is intended that the principal amount of
                                   Subsequent Home Equity Loans sold to the
                                   Issuer will require application of
                                   substantially all of the original Pre-Funded
                                   Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of the Notes from the Pre-Funding Account. In the event that the Seller is unable to sell Subsequent Home
                                   Equity Loans to the Issuer during the Funding
                                   Period in an amount equal to the Pre-Funded
                                   Amount, principal prepayments to Owners of the Notes will occur on the Payment Date immediately following the end of the Funding
                                   Period in an amount equal to the Pre-Funded
                                   Amount remaining at the end of the Funding
                                   Period.

Book-Entry Registration of the
 Notes: The Notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Notes ("Beneficial Owners") will hold their interests through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, S.A. ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Notes are Book-Entry Notes (as defined herein), such Notes will be evidenced by one or more Notes registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European Depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank ("Chase" and together with Citibank, the "European Depositaries"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC or one of the European Depositaries. The Notes will initially be registered in the name of Cede. The interests of the Owners of such Notes will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Owner will be entitled to receive a definitive note representing such person's interest, except in the event that Definitive Notes (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Notes reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Notes are held by DTC. See "Description of the Notes-- Book-Entry Registration of the Notes" herein, and "The Agreements--Book-Entry Securities" in the Prospectus.
Optional Redemption - Clean-Up
  Call: The holders of Residual Interests exceeding in the aggregate a 50% percentage interest (the "Majority Residualholders") may, at their option, effect an early redemption of the Notes and terminate the Trust on any Payment Date on or after the Redemption Date by purchasing all of the Home Equity
                                   Loans at a price equal to or greater than the Redemption Price (as defined under "Administration--Redemption of Notes" herein). The proceeds from any such purchase of the Home Equity Loans will be used by the Issuer to redeem the Notes and terminate the Indenture. In addition, the
                                   Note Insurer will have rights, under the limited circumstances described in the Sale and Servicing Agreement, to acquire all of the Home Equity Loans from the Issuer and thereby effect a redemption of the Notes and terminate the Indenture. See
                                   "Administration--Redemption of the Notes" herein.

Ratings: It is a condition of issuance of the Notes that they be rated "Aaa" by Moody's Investors Services, Inc. ("Moody's") and "AAA" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies ("Standard & Poor's"). Moody's and Standard & Poor's are referred to herein collectively as the "Rating Agencies". The ratings issued by the Rating Agencies on the payment of principal and interest on the Notes do not cover the payment of any Available Funds Cap Carry Forward Amounts. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity.

                                   No Rating Agency is obligated to maintain any rating on the Notes and, accordingly, there can be no assurance that the rating assigned to Notes upon initial issuance thereof will not be lowered or withdrawn at any time thereafter. See "Ratings" herein.

Federal Tax Aspects:               No election will be made to treat the Trust
                                   Estate or any portion thereof as a "real estate mortgage investment conduit" (a
                                   "REMIC") for federal income tax purposes.

                                   Upon the issuance of the Notes, Arter &
                                   Hadden LLP, counsel to the Issuer, will
                                   deliver its opinion that the Notes will be treated as debt obligations and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Seller. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. An Owner of a Note, by its acceptance of a Note, will be deemed to have agreed to treat the Note as indebtedness. An Owner will not be required to report income with respect to the Note under an accrual method unless the Owner otherwise uses the accrual method or purchases a Note which has original issue discount.

                                   The Notes will not represent "real estate assets" for purposes of Section 856(c)(5)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), or A[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

                                   Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Considerations" in the Prospectus.

ERISA Considerations:              Subject to the considerations discussed under
                                   "ERISA Considerations" herein and in the Prospectus, the Notes may be purchased by employee benefit plans that are subject to ERISA. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations:                  The Notes will not constitute "mortgage
                                   related securities" for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984 ("SMMEA"). Accordingly, many
                                   institutions with legal authority to invest in comparably rated securities based on qualifying first lien home equity loans may not be legally authorized to invest in the Notes.

                                  RISK FACTORS

          Prospective investors in the Notes should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Notes.

          Sensitivity to Prepayments. The Home Equity Loans may be prepaid by the related Mortgagors in whole or in part, at any time. However, approximately 47.99% of the Home Equity Loans as of the Statistical Calculation Date (by Loan Balance) require the payment of a fee in connection with certain prepayments. In addition, a substantial portion of the Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" and "--Enforceability of Prepayment and Late Payment Fees" in the Prospectus. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease.

          92.37% of the Home Equity Loans as of the Statistical Calculation Date are Adjustable Rate Home Equity Loans. Adjustable Rate Home Equity Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with Adjustable Rate Home Equity Loans may be inclined to refinance such home equity loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap, maximum Coupon Rate and minimum Coupon Rate also may affect the likelihood of prepayments resulting from refinancings. Similarly, when the market rate for fixed rate home equity loans is below the mortgage coupon for the Fixed Rate Home Equity Loans, mortgagors may have an increased incentive to refinance their home equity loans. In addition, the delinquency and loss experience on Adjustable Rate Home Equity Loans may differ from that on Fixed Rate Home Equity Loans because the amount of the monthly payments on Adjustable Rate Home Equity Loans are subject to adjustment on each payment change date.

          The average life of the Notes, and, if purchased at other than par, the yields realized by Owners of the Notes will be sensitive to levels of payment (including prepayments (the "Prepayments")) on the Home Equity Loans. In general, the yield on the Notes if purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments and enhanced by a lower than anticipated level. Conversely, the yield on Notes if purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. See "Prepayment and Yield Considerations" herein.

          Risk of Home Equity Loan Coupon Rates Reducing the Note Rate. The calculation of the Note Rate is based upon (i) the value of an index (One-Month LIBOR) which is different from the value of the indices applicable to the Adjustable Rate Home Equity Loans as described under "The Home Equity Loan Pool" either as a result of the use of a different index, rate determination date or rate adjustment date and (ii) the weighted average of the Coupon Rates of the Home Equity Loans, which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors in the case of the Adjustable Rate Home Equity Loans. As of the Statistical Calculation Date, 7.63% of the Home Equity Loans were Fixed Rates Home Equity Loans and 92.37% of the Home Equity Loans were Adjustable Rate Home Equity Loans. 83.14% of the Home Equity Loans by aggregate Loan Balance as of the Statistical Calculation Date are Adjustable Rate Home Equity Loans which adjust based upon the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR"). Although a number of Six-Month LIBOR Loans first adjust six months after origination, a substantial majority of the Six-Month LIBOR Loans first adjust two or three years from the date of origination. 9.23% of the Home Equity Loans by aggregate Loan Balance as of the Statistical Calculation Date are Adjustable Rate Home Equity Loans which adjust based on the CMT Index (the "CMT Loans"). Although a substantial majority of CMT Loans first adjust one year after origination, a number of the CMT Loans do not first adjust until two or three years from the date of origination. The Note Rate adjusts monthly based upon One-Month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" herein, subject to the Available Funds Cap. Consequently, the interest which becomes due on the Home Equity Loans (net of the

Servicing Fee and the Trust Fees and Expenses) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on the Notes during the related Accrual Period. In particular, the Note Rate adjusts monthly, while the interest rates of the Adjustable Rate Home Equity Loans adjust less frequently and the interest rates of the Fixed Rate Home Equity Loans do not adjust at all with the result that the Available Funds Cap may limit increases in the Note Rate for extended periods in a rising interest rate environment. In addition, One-Month LIBOR, Six-Month LIBOR and the CMT Index may respond to different economic and market factors, and there is not necessarily a correlation among them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR or the CMT Index are stable or are falling or that, even if each of One-Month LIBOR, Six-Month LIBOR and the CMT Index rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR and the CMT Index. Furthermore, if the Available Funds Cap determines the Note Rate for a Payment Date, the value of the Notes may be temporarily or permanently reduced.

          Although Owners of the Notes will be entitled to receive any Available Funds Cap Carry Forward Amount from and to the extent of funds available therefor as described herein, there is no assurance that such funds will be available. The failure to pay any Available Funds Cap Carry Forward Amount due to a lack of funds therefor will not constitute an Event of Default under the Indenture. In addition, the Note Insurance Policy does not cover, and the ratings of the Notes do not address the likelihood of the payment of any Available Funds Cap Carry Forward Amount.

          The Subsequent Home Equity Loans and the Pre-Funding Account. Any conveyance of Subsequent Home Equity Loans is subject to the following conditions, among others (i) each such Subsequent Home Equity Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Home Equity Loans are transferred to the Issuer (each, a "Subsequent Transfer Agreement") and in the Sale and Servicing Agreement; (ii) the Seller will not select such Subsequent Home Equity Loans in a manner adverse to the interest of the Owners of the Notes; (iii) the Seller will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Home Equity Loans; (iv) each Subsequent Home Equity Loan will be an adjustable rate Home Equity Loan; and (v) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Home Equity Loans at that time, including the Subsequent Home Equity Loans to be conveyed by the Seller as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Sale and Servicing Agreement, as described herein under "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans" and the Note Insurer shall have consented to such conveyance. The Sale and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Note Insurer.

          To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Home Equity Loans by the Issuer by the end of the Funding Period, the Owners of the Notes will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the Payment Date immediately following the Funding Period. The Seller intends that the principal amount of Subsequent Home Equity Loans sold to the Issuer will require the application of substantially all amounts on deposit in the Pre-Funding Account and that therefore there will be no material principal prepayment to the Owners of the Notes.

          Each Subsequent Home Equity Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Home Equity Loans may be originated or purchased by the Seller using credit criteria different from those which were applied to the Initial Home Equity Loans and may be of a different credit quality. Following the transfer of Subsequent Home Equity Loans to the Issuer, it is anticipated that the aggregate characteristics of the Home Equity Loans then held by the Issuer will not vary significantly from those of the Initial Home Equity Loans. See "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans" herein.

          Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of Loans" in the Prospectus.

          The Home Equity Loans are also subject to federal laws, including:

                   (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

                   (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                   (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans and, in addition, could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of Loans" in the Prospectus.

          It is possible that some of the Home Equity Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Sale and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

          Risk Associated with the Note Insurer. If the protection afforded by overcollateralization is insufficient and if, upon the occurrence of an Overcollateralization Deficit, the Note Insurer is unable to meet its obligations under the Note Insurance Policy, then the Owners of the Notes could experience a loss of their investment.

                             THE SELLER AND SERVICER
General

          The Seller and Servicer, IMC Mortgage Company, is a Florida corporation. IMC Mortgage Company completed an initial public offering of certain shares of its common stock on June 25, 1996 and a secondary offering of certain shares of its common stock in April 1997. The principal executive offices of the Seller are located at 5901 East Fowler Avenue, Tampa, Florida 33617-2362 and its telephone number is (813) 984-8801.

          The Seller has been in the mortgage lending business since its formation in 1993 and the Seller and certain other subsidiaries of the Seller are engaged in originating, purchasing and servicing home equity loans secured by first and second mortgages and deeds of trust on Properties located in 50 states and the District of Columbia.

          In September 1997, IMC Mortgage Company began servicing loans previously serviced by Industry Mortgage Company, L.P., a Delaware limited partnership, which is a subsidiary of IMC Mortgage Company and an affiliate of the Depositor. Consequently, information on loans serviced prior to September 1997 was generated by Industry Mortgage Company, L.P. and not by IMC Mortgage Company. The transfer of servicing to IMC Mortgage Company is part of an ongoing effort to consolidate mortgage banking functions of the Seller and Servicer. Since both IMC Mortgage Company and Industry Mortgage Company, L.P. have the same management and staff, such transfer has not resulted in any changes to the management and staff previously servicing the loans for Industry Mortgage Company, L.P. In addition, there has not been any changes made to any of the servicing procedures previously utilized by Industry Mortgage Company, L.P.

          The Seller will sell and assign each Home Equity Loan to the Depositor, which will in turn sell and assign each Home Equity Loan to the Issuer, without recourse, but subject to the terms of the Sale and Servicing Agreement, in consideration of the net proceeds from the sale of the Notes, which are being offered hereby. The Seller, in its capacity as Servicer, will also service each Home Equity Loan pursuant to the Sale and Servicing Agreement.

          The Servicer may not assign its obligations under the Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained consent from the Note Insurer and confirmation in writing from the Rating Agencies that such assignment shall not result in a downgrade or withdrawal of the ratings assigned to the Notes by each respective Rating Agency; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Sale and Servicing Agreement.

          The Servicer may, with the prior written consent of the Note Insurer, enter into sub-servicing agreements (the "Sub-Servicing Agreements") with qualified sub-servicers (the "Sub-Servicers") with respect to the servicing of the Home Equity Loans. None of the Sub-Servicing arrangements discharge the Servicer from its servicing obligations. Each Sub-Servicing Agreement shall be terminated at such time as the Servicer resigns or is removed. See "Administration--Servicing and Sub-Servicing" herein.

          The Note Insurer or the Indenture Trustee (with the prior written consent of the Note Insurer) (or, in certain circumstances the Owners, with the consent of the Note Insurer), may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or the successor servicer.

          Upon removal or resignation of the Servicer, the Indenture Trustee (x) may solicit bids for a successor servicer as described in the Sale and Servicing Agreement and (y) until such time as a successor servicer is appointed pursuant to the terms of the Sale and Servicing Agreement, shall serve in the capacity of Backup Servicer (the "Backup Servicer") subject to the right of the Indenture Trustee to assign such duties to a party acceptable to the Note Insurer and Majority Residualholders. If the Indenture Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Indenture Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor (including the Backup Servicer) is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or FHLMC for first and second home equity loans having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, and which shall assume all or any part of the responsibilities, duties or liabilities of the Servicer.

          The Notes will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by the Depositor, the Seller, the Servicer, except as described herein, or any of their affiliates.

 Credit and Underwriting Guidelines

          The following is a description of the underwriting guidelines customarily and currently employed by the Seller with respect to home equity loans which it originates or purchases from others. Each Home Equity Loan was underwritten according to those guidelines. The Seller revises such guidelines from time to time in connection with changing economic and market conditions.

          In certain cases loans may be acquired or originated outside of the criteria included in the guidelines as then in effect with the prior approval of a pre-designated senior official of the Seller and in light of compensating factors or other business considerations. No information is available with respect to the portion of the Home Equity Loans as to which exceptions to the criteria specified in the guidelines described herein were made. Substantially all of the Home Equity Loans were acquired or originated in accordance with the underwriting guidelines described herein or with such permitted exceptions as are described herein.

          The Seller's business consists primarily of acquiring home equity loans. The Seller specializes in home equity loans that do not conform to the underwriting standards of Fannie Mae ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("FHLMC") and those standards typically applied by banks and other primary lending institutions, particularly with regard to a prospective borrower's credit history.

          The Seller acquires and originates home equity loans through its principal office in Tampa, Florida and full-service branch offices in Cincinnati, Ohio, Ft. Washington, Pennsylvania, Lincoln, Rhode Island and Cherry Hill, New Jersey. In addition, the Seller maintains retail branch offices throughout the United States and acquires home equity loans from a referral network of mortgage lenders and brokers, banks and other referral sources, which may include one or more affiliates of the Seller.

          Home equity loans acquired from mortgage brokers and other lenders are pre-approved by the Seller prior to funding, or purchased in bulk after funding, only after each loan has been re-underwritten by the Seller in accordance with its established underwriting guidelines. These guidelines are designed to assess the adequacy of the real property which serves as collateral for the loan and the borrower's ability to repay the loan. The Seller analyzes, among other factors, the equity in the collateral, the credit history and debt-to-income ratio of the borrower, the property type, and the characteristics of the underlying senior mortgage, if any.

          The Seller purchases and originates home equity loans with different credit characteristics depending on the credit profiles of individual borrowers. The Seller primarily purchases and originates fixed rate or adjustable rate loans which fully amortize (subject to adjustments by reason of being simple interest loans) over a period not to exceed 30 years. The Seller also acquires and originates balloon loans, which generally provide for scheduled amortization over 30 years, with a due date and a balloon payment generally at the end of the fifteenth year. The principal amount of the loans purchased or originated by the Seller generally ranges up to a maximum of $400,000. Under current policy the Seller generally does not acquire or originate home equity loans where the combined Loan-to-Value Ratio exceeds 90%. The collateral securing loans acquired or originated by the Seller is generally one- to four-family residences, including condominiums and townhomes. The Seller accepts mobile homes or unimproved land as collateral only in limited circumstances. The Seller does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

          The Seller's home equity loan program includes: (i) a full documentation program for salaried borrowers and (ii) a non-income qualification program for self-employed, and in limited instances, salaried borrowers. The borrower's total monthly debt obligations (which include principal and interest on all other mortgages, loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. Loans to substantially all borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers or one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employers. For the Seller's non-income qualification program, proof of a two year history of self-employment in the same business plus proof of current self-employed status is required. The Seller typically requires lower combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

          The Seller requires that a full appraisal of the property used as collateral for any loan that is acquired or originated be performed in connection with the origination of the loan. These appraisals are performed by third party, fee-based appraisers. Appraisals of substantially all of the Properties were completed on standard Fannie Mae/FHLMC forms and conform to current Fannie Mae/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property, photographs of two or more different views of the property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

          A credit report by an independent, nationally recognized credit repository agency reflecting the applicant's credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records.

          Certain laws protect loan applicants by offering them a period of time after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to the funding of the loan and may not be waived by the applicant except as permitted by law.

          The Seller requires title insurance coverage issued by an approved ALTA or CLTA title insurance company on all property securing home equity loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the home equity loan and protect the Seller against loss if the title or lien position is not indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the new loan and any senior mortgage.

Delinquency, Loan Loss and Foreclosure Information

          In September 1997, the Servicer began servicing loans previously serviced by its subsidiary, Industry Mortgage Company, L.P. IMC Mortgage Company and Industry Mortgage Company, L.P. have the same management and staff and therefore the transfer of servicing has not resulted in any changes to the management and staff previously servicing the loans for Industry Mortgage Company, L.P. The delinquency and loss experience percentages indicated below are calculated on the basis of the total home equity loans serviced as of the end of the periods indicated and reflect information generated by IMC Mortgage Company. However, because the total amount of loans originated or purchased by IMC Mortgage Company and its subsidiaries has increased substantially over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans which will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquencies. In addition, the information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Industry Mortgage Company, L.P.'s home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of home equity loans serviced for each period would be higher than those shown if a group of home equity loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. As a result, the historical delinquency experience and loan loss information set forth below may not be indicative of the future performance of the home equity loans.

         Delinquency and Default Experience of the Servicer's Servicing
                         Portfolio of Home Equity Loans


                                                        Year Ending December 31,
                    -----------------------------------------------------------------------------------------------------------
                                1997                                    1996                                    1995
                                ----                                    ----                                    ----
                     Number of              Dollar           Number of            Dollar             Number of           Dollar
                       Loans                Amount             Loans              Amount               Loans             Amount

Portfolio At          102,275           $6,956,905,062         35,390         $2,148,068,446            9,376         $535,797,748

Delinquency
Percentage (1)
30 - 59 days           2.598%               2.371%             3.390%             3.093%               2.613%             2.570%
60 - 89 days           1.438%               1.292%             1.077%             1.068%               0.672%             0.642%
90 + days              4.042%               3.886%             2.427%             2.616%               1.237%             1.223%
                       ------               ------             ------             ------               ------             ------
Total                  8.078%               7.549%             6.894%             6.777%               4.522%             4.435%
                       ======              =======             ======             ======               ======             ======
Delinquency

Default
Percentage (2)
Foreclosure            1.235%               1.420%             0.863%             1.003%               0.779%             0.749%
Bankruptcy(3)          1.208%               1.139%             1.064%             1.069%               0.576%             0.630%
Real Estate            0.462%               0.441%             0.276%             0.313%               0.117%             0.160%
                       ------               ------             ------             ------               ------             ------
Owned
Total Default          2.904%               3.000%             2.204%             2.385%               1.472%             1.539%
                       ======               ======             ======             ======               ======             ======


-----------------
(1) The delinquency percentage represents the number and dollar value of account balances contractually past due, including home equity loans in foreclosure or bankruptcy but exclusive of real estate owned.

(2) The default percentage represents the number and dollar value of account balances on home equity loans in foreclosure, bankruptcy or real estate owned.

(3) The bankruptcy percentage represents all home equity loans that are in bankruptcy regardless of delinquency status.



                Loan Loss Experience on the Servicer's Servicing
                         Portfolio of Home Equity Loans



                                                                       Year Ending December 31,
                                            ---------------------------------------------------------------------
                                                   1997                              1996                 1995
                                                   ----                              ----                 ----

   Average Amount Outstanding(1)             $4,315,237,578                     $1,207,171,960       $294,251,859
   Gross Losses(2)                               $6,274,022                         $1,581,695           $278,632
   Recoveries(3)                                         $0                             $1,727                 $0
   Net Losses(4)                                 $6,274,022                         $1,579,968           $278,632
   Net Losses as a Percentage of                     0.145%                             0.131%             0.095%
    Average Amount Outstanding


-----------------
(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the home equity loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses include all principal, foreclosure costs and accrued interest to date.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)   "Net Losses" means "Gross Losses" minus "Recoveries."

                                   THE ISSUER

      The Issuer is a Delaware business trust established by the Depositor pursuant to the Trust Agreement under the laws of the State of Delaware. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Home Equity Loans and the other assets of the Trust Estate and the proceeds therefrom, (ii) issuing the Notes and the Residual Interest, (iii) making payments on the Notes and the Residual Interest and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith. The Residual Interest represents the residual interest in the assets of the Trust Estate. The Notes and the Residual Interests will be delivered by the Issuer to the Depositor as consideration for the Home Equity Loans sold to it and the Depositor will in turn deliver the Residual Interests and the proceeds of the Notes to the Seller as consideration for the Home Equity Loans sold to it, all pursuant to the Sale and Servicing Agreement. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                                  THE DEPOSITOR

      Bear Stearns Asset Backed Securities, Inc. is a Delaware corporation organized in 1995. The Depositor is a wholly owned subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc. The Depositor was formed as a limited purpose finance company to, among other things, sell assets and enter into agreements in connection with the establishment of one of more trusts which will issue and sell, bonds, notes, debt, equity securities and other securities instruments collateralized or otherwise representing an interest in, among other things, pools of home equity loans. None of the Depositor, The Bear Stearns Companies Inc., Bear, Stearns & Co. Inc. or any of their affiliates will insure or guarantee payments on the Notes.

                                 USE OF PROCEEDS

      The Seller will sell the Initial Home Equity Loans to the Depositor and the Depositor will sell the Initial Home Equity Loans to the Issuer concurrently with delivery of the Notes. Net proceeds from the sale of the Notes will be applied by the Depositor (i) to the purchase of the Initial Home Equity Loans from the Seller, (ii) to the deposit of the Pre-Funded Amount in the Pre-Funding Account and (iii) to the deposit of certain amounts in the Capitalized Interest Account. The Seller in turn will use the net proceeds from the sale of the Initial Home Equity Loans to pay off extensions of credit provided by, among others, certain of the Underwriters with respect to certain Home Equity Loans. Such net proceeds less the Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Residual Interest retained by the Seller) represent the purchase price to be paid by the Issuer to the Depositor and by the Depositor to the Seller for the Initial Home Equity Loans.

                            THE HOME EQUITY LOAN POOL
General

      The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Home Equity Loans as of Statistical Calculation Date. The pool of Home Equity Loans aggregated $457,208,083.38 as of the Statistical Calculation Date. Additional Home Equity Loans will be purchased by the Trust for inclusion in the Trust from the Depositor on the Closing Date. Such additional Initial Home Equity Loans will represent Initial Home Equity Loans acquired or to be acquired by the Depositor from the Seller on or prior to the Closing Date. The Seller expects that the actual pool of Initial Home Equity Loans as of the Closing Date will represent at least $525,000,000. In addition, with respect to the pool of Home Equity Loans as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the pool will occur prior to the Closing Date. Moreover, certain loans included in the pool of Home Equity Loans as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Home Equity Loan pool as of the Closing Date will vary from the statistical distribution of such characteristics for the Home Equity Loans as of the Statistical Calculation Date as presented in this Prospectus Supplement. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Home Equity Loans as of the Statistical Calculation Date.

      Subsequent Home Equity Loans are intended to be purchased by the Issuer from the Seller from time to time on or before April 30, 1998 from funds on deposit in the Pre-Funding Account. The Initial Home Equity Loans and the Subsequent Home Equity Loans are referred to collectively as the "Home Equity Loans."

      This subsection describes generally certain characteristics of the Home Equity Loans as of the Statistical Calculation Date. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Home Equity Loans as of the Statistical Calculation Date. The columns entitled "% of Aggregate Loan Balance" in the following tables may not sum to 100% due to rounding.

      As of the Statistical Calculation, there are 4,483 Home Equity Loans. The Loan Balance of the Home Equity Loans as of the Statistical Calculation Date was $457,208,083.38. The Home Equity Loans as of the Statistical Calculation Date are secured by first lien deeds of trust, security deeds or mortgages, which are located in 48 states and the District of Columbia. Although the Home Equity Loans as of the Statistical Calculation Date consist of both fixed and adjustable rate home equity loans, all of the additional Home Equity Loans to be delivered on the Closing Date and all of the Subsequent Home Equity Loans will be adjustable rate home equity loans. The Properties securing the Home Equity Loans consist primarily of one-to-four family residential properties. The Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). All of the Home Equity Loans as of the Statistical Calculation Date have a first payment date on or after June 1, 1995. All of the Home Equity Loans as of the Statistical Calculation Date are secured by first liens on the related properties.

      The Loan-to-Value Ratios shown below were calculated based upon either the appraised values of the Properties at the time of origination (the "Appraised Values") or the sales price. In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

      No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

      As of the Statistical Calculation Date, 92.37% of the Home Equity Loans were Adjustable Rate Home Equity Loans, of which 83.14% of the Home Equity Loans by aggregate Loan Balance were Six-Month LIBOR Loans and 9.23% of the Home Equity Loans by aggregate Loan Balance were CMT Loans, and 7.63% of the Home Equity Loans were Fixed Rate Home Equity Loans. The Coupon Rates with respect to all of the Adjustable Rate Home Equity Loans are subject to periodic and lifetime rate adjustment caps.

      As of the Statistical Calculation Date, the weighted average Coupon Rate of the Home Equity Loans as of the Statistical Calculation Date was 10.33%; the Coupon Rates of the Home Equity Loans ranged from 5.91% to 16.70%; the average Loan Balance of the Home Equity Loans was $101,987.08; the minimum and maximum Loan Balances of the Home Equity Loans were $9,981.98 and $665,480.61, respectively; the weighted average Loan-to-Value Ratio of the Home Equity Loans was 77.00%; the weighted average remaining term to maturity of the Home Equity Loans was 347 months; and the remaining terms to maturity of the Home Equity Loans ranged from 80 months to 360 months. As of the Statistical Calculation Date, Home Equity Loans containing "balloon" payments represented not more than 3.66% of the aggregate Loan Balance of the Home Equity Loans. No Home Equity Loan will mature later than March 1, 2028.

      With respect to the Adjustable Rate Home Equity Loans, as of the Statistical Calculation Date there were 4,356 Adjustable Rate Home Equity Loans. The Loan Balance of the Adjustable Rate Home Equity Loans as of the Statistical Calculation Date was $422,332,342.02. As of the Statistical Calculation Date, the Coupon Rates for such

Home Equity Loans ranged from 5.91% to 16.70%; the weighted average Coupon Rate of such Home Equity Loans was 10.31%; the average Loan Balance was $96,954.16; the weighted average maximum Coupon Rate was 16.59%; the weighted average minimum Coupon Rate was 10.01%; the weighted average gross margin was 6.90%; the minimum gross margin was 1.00%; and the maximum gross margin of such Home Equity Loans was 13.29%.


      Six-Month LIBOR Loans. As of the Statistical Calculation Date, the Six-Month LIBOR Loans consist of 4,026 loans aggregating $380,121,749.65, all of which have semi-annual interest rate and semi-annual payment adjustment frequencies. While a number of the Six-Month LIBOR Loans first adjust six months after origination, a substantial majority of the Six-Month LIBOR Loans first adjust two or three years from the date of origination. The Six-Month LIBOR Loans have a weighted average margin of 6.93%. The margin for the Six-Month LIBOR Loans ranges from 1.00% to 13.29%. The Six-Month LIBOR Loans have a weighted average initial periodic semi-annual rate adjustment cap of 2.26% and a weighted average periodic semi-annual rate adjustment cap of 1.58%. The weighted average initial Coupon Rate is 10.38%, with initial Coupon Rates that range from 5.91% to 16.70%. The Six-Month LIBOR Loans have a weighted average maximum Coupon Rate of 16.70%. The weighted average number of months to the next rate adjustment date on the Six-Month LIBOR Loans is 15 months.

      CMT Loans. As of the Statistical Calculation Date, the CMT Loans consist of 330 loans aggregating $42,210,592.37, all of which have annual interest rate and annual payment adjustment frequencies based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year. While a number of the CMT Loans first adjust one year after origination, a substantial portion of the CMT Loans first adjust two or three years from the date of origination. The CMT Loans have a weighted average margin of 6.61%. The margin for the CMT Loans ranges from 3.25% to 9.90%. The CMT Loans have a weighted average initial periodic annual rate adjustment cap of 2.29% and a weighted average periodic annual rate adjustment cap of 1.97%. The weighted average initial Coupon Rate is 9.74%, with initial Coupon Rates that range from 6.50% to 14.63%. The CMT Loans have a weighted average maximum Coupon Rate of 15.65%. The weighted average number of months to the next rate adjustment date on the CMT Loans is 9 months.

      With respect to the Fixed Rate Home Equity Loans, as of the Statistical Calculation Date there were 127 Fixed Rate Home Equity Loans. The Loan Balance of the Fixed Rate Home Equity Loans as of the Statistical Calculation Date was $34,875,741.36. As of the Statistical Calculation Date, the average Loan Balance of the Fixed Rate Home Equity Loans was $274,612.14; the Coupon Rates ranged from 7.99% to 14.75% and the weighted average Coupon Rate for such Home Equity Loans was 10.56%.

                      Geographic Distribution of Properties

      The geographic distribution of the Home Equity Loans by state as of the Statistical Calculation Date was as follows:


                                          Number of                Aggregate           % of Aggregate
State                                 Home Equity Loans          Loan Balance           Loan Balance
-----                                 -----------------          ------------           ------------

Alaska                                          1            $      224,905.46                0.05%
Arizona                                        40                 4,206,685.60                0.92
Arkansas                                        7                   650,740.15                0.14
California                                    255                37,808,528.67                8.27
Colorado                                       87                11,181,552.00                2.45
Connecticut                                   121                12,314,377.01                2.69
Delaware                                       13                 1,049,268.64                0.23
District of Columbia                           15                 2,391,348.74                0.52
Florida                                       237                25,505,116.65                5.58
Georgia                                       200                24,579,814.65                5.38
Hawaii                                         13                 2,340,580.09                0.51
Idaho                                          43                 3,104,658.21                0.68
Illinois                                      345                35,867,198.37                7.84
Indiana                                       156                 9,683,113.74                2.12
Iowa                                           23                 1,671,421.92                0.37
Kansas                                         10                   790,924.39                0.17
Kentucky                                       35                 2,235,097.98                0.49
Louisiana                                      13                 1,020,303.80                0.22
Maine                                          11                   986,490.37                0.22
Maryland                                      162                20,739,923.68                4.54
Massachusetts                                  97                11,898,904.53                2.60
Michigan                                      458                34,264,206.03                7.49
Minnesota                                      93                 9,205,919.87                2.01
Mississippi                                    13                   850,129.26                0.19
Missouri                                       72                 6,071,640.07                1.33
Montana                                         7                   629,313.41                0.14
Nebraska                                        6                   432,067.15                0.09
Nevada                                         32                 3,796,540.59                0.83
New Hampshire                                  13                 1,300,724.36                0.28
New Jersey                                    208                26,856,605.13                5.87
New Mexico                                    101                11,108,276.64                2.43
New York                                      291                37,620,360.25                8.23
North Carolina                                187                17,119,160.83                3.74
Ohio                                          315                20,711,191.63                4.53
Oklahoma                                       21                 1,271,429.68                0.28
Oregon                                         49                 5,370,464.77                1.17
Pennsylvania                                  166                15,239,122.19                3.33
Rhode Island                                   37                 3,593,999.94                0.79
South Carolina                                 39                 3,159,431.84                0.69
South Dakota                                    4                   316,266.57                0.07
Tennessee                                      36                 4,295,830.09                0.94
Texas                                         170                14,470,672.13                3.17
Utah                                           54                 6,152,517.73                1.35
Vermont                                         2                   385,235.98                0.08
Virginia                                       59                 7,734,932.91                1.69
Washington                                     77                 7,603,217.90                1.66
West Virginia                                  18                 1,334,503.45                0.29
Wisconsin                                      67                 5,803,644.64                1.27
Wyoming                                         4                   259,723.69                0.06
                                                -                   ----------                ----

Total                                       4,483              $457,208,083.38              100.00%
                                            =====              ===============              ======

                              Loan-to-Value Ratios

        The original loan-to-value ratios as of the origination dates of the Home Equity Loans (based upon either appraisals made at the time of origination or the sales price thereof) (the ALoan-to-Value Ratios") as of the Statistical Calculation Date were distributed as follows:


      Range of                               Number of                       Aggregate          % of Aggregate
      Original LTV's                      Home Equity Loans                 Loan Balance          Loan Balance
      --------------                     ------------------                -------------        --------------
  5.01     to     10.00%                              1                  $      9,991.37              0.00%
 10.01     to     15.00                               2                       108,791.19              0.02
 15.01     to     20.00                               3                       286,319.48              0.06
 20.01     to     25.00                               8                       278,191.25              0.06
 25.01     to     30.00                              11                       512,989.01              0.11
 30.01     to     35.00                              16                       733,005.64              0.16
 35.01     to     40.00                              24                     1,688,886.11              0.37
 40.01     to     45.00                              45                     3,356,924.62              0.73
 45.01     to     50.00                              69                     4,198,105.19              0.92
 50.01     to     55.00                              77                     6,093,930.16              1.33
 55.01     to     60.00                             151                    12,762,812.27              2.79
 60.01     to     65.00                             356                    30,300,746.52              6.63
 65.01     to     70.00                             493                    40,900,103.97              8.95
 70.01     to     75.00                             817                    86,535,182.62             18.93
 75.01     to     80.00                           1,318                   142,697,690.29             31.21
 80.01     to     85.00                             574                    62,295,589.13             13.63
 85.01     to     90.00                             461                    57,833,553.09             12.65
 90.01     to     95.00                              11                     1,831,128.22              0.40
 95.01     to    100.00                              46                     4,784,143.25              1.05
                                                     --                     ------------              ----
 Total                                            4,483                  $457,208,083.38            100.00%
                                                  =====                  ===============            =======

                   Statistical Calculation Date Loan Balances

        The distribution of the outstanding principal amounts of the Home Equity Loans as of the Statistical Calculation Date were as follows:


Statistical Calculation Date                    Number of                    Aggregate              % of Aggregate
Loan Balances                               Home Equity Loans              Loan Balance              Loan Balance
---------------------------                 -----------------              ------------              -------------
        Up  to  $ 25,000.00                       116                          $   2,420,014.75         0.53%
 25,000.01  to    50,000.00                       854                             33,636,738.01         7.36
 50,000.01  to    75,000.00                     1,094                             68,049,369.08         14.88
 75,000.01  to   100,000.00                       808                             70,473,969.46         15.41
100,000.01  to   125,000.00                       496                             55,289,411.76         12.09
125,000.01  to   150,000.00                       362                             49,627,335.67         10.85
150,000.01  to   175,000.00                       191                             30,768,305.50         6.73
175,000.01  to   200,000.00                       127                             23,754,034.19         5.20
200,000.01  to   250,000.00                       197                             44,205,844.27         9.67
250,000.01  to   300,000.00                       110                             29,914,672.91         6.54
300,000.01  to   350,000.00                        48                             15,591,337.14         3.41
350,000.01  to   400,000.00                        39                             14,663,159.58         3.21
400,000.01  to   450,000.00                        21                              8,925,677.52         1.95
450,000.01  to   500,000.00                        16                              7,634,185.75         1.67
500,000.01  to   550,000.00                         3                              1,588,547.18         0.35
650,000.01  to   700,000.00                         1                                665,480.61         0.15
                                                    -                                ----------         ----
Total                                           4,483                           $457,208,083.38       100.00%
                                                =====                           ===============       =======

                          Types of Mortgaged Properties

        The Properties securing the Home Equity Loans as of the Statistical Calculation Date were of the property types as follows:


                                                Number of                  Aggregate              % of Aggregate
Property Types                              Home Equity Loans             Loan Balance             Loan Balance
--------------                              -----------------             ------------             --------------

Single Family Detached                                4,102               $421,933,853.38               92.28%
Two- to Four-Family                                     179                 18,604,939.98                4.07
Condominium                                              79                  7,310,988.19                1.60
Single Family Attached                                   60                  5,044,430.25                1.10
Townhouse                                                27                  2,010,843.19                0.44
Manufactured Housing                                     23                  1,468,924.09                0.32
Multi-Family                                              9                    519,134.08                0.11
Planned Unit Development                                  4                    314,970.22                0.07
                                                          -               ---------------              ------
Total                                                 4,483               $457,208,083.38              100.00%
                                                      =====               ===============              ======


                    Distribution of Months Since Origination

        The distribution of the number of months since the date of origination of the Home Equity Loans as of the Statistical Calculation Date was as follows:


Number of Months                       Number of                    Aggregate           % of Aggregate
Since Origination                  Home Equity Loans              Loan Balance           Loan Balance
-----------------                  -----------------             -------------           -------------

0 to 1                                              263              $ 20,578,203.75          4.50%
2 to 12                                           4,199               433,404,442.35         94.79
13 to 24                                             17                 2,373,852.06          0.52
25 to 36                                              1                    54,466.29          0.01
37 or more                                            3                   797,118.93          0.17
                                                      -              ---------------        ------
Total                                             4,483              $457,208,083.38        100.00%
                                                  =====              ===============        ======


                   Distribution of Remaining Term to Maturity

        The distribution of the number of months remaining to maturity of the Home Equity Loans as of the Statistical Calculation Date was as follows:



Months Remaining              Number of                  Aggregate            % of Aggregate
to Maturity               Home Equity Loans             Loan Balance            Loan Balance
----------------         ------------------             ------------           --------------

61  to 120                            11              $  1,983,914.73                  0.43%
121 to 180                            91                17,366,065.67                  3.80
181 to 240                            21                 3,615,740.56                  0.79
241 to 300                             1                   247,693.06                  0.05
301 to 360                         4,359               433,994,669.36                 94.92
                                   -----              ---------------                ------
Total                              4,483              $457,208,083.38                100.00%
                                   =====              ===============                ======

                              Occupancy Status (1)

        The occupancy status of the Properties securing the Home Equity Loans as of the Statistical Calculation Date was as follows:


                                    Number of                 Aggregate             % of Aggregate
Occupancy Status                Home Equity Loans           Loan Balance             Loan Balance
----------------                -----------------           ------------            --------------
Owner Occupied                       4,175                $432,465,501.96                 94.59%
Investor Owned                         291                  21,938,171.97                  4.80
Vacation/Second Home                    17                   2,804,409.45                  0.61
                                        --                ---------------                ------
Total                                4,483                $457,208,083.38                100.00%
                                     =====                ===============                ======

-----------
(1) Based on representations by the borrowers at the time of origination of the Home Equity Loan.

 Statistical Calculation Date Coupon Rates for the Fixed Rate Home Equity Loans

        The Coupon Rates borne by the Notes relating to the Fixed Rate Home Equity Loans as of the Statistical Calculation Date were distributed as follows:


Range of                         Number of               Aggregate            % of Aggregate
Coupon Rates                 Home Equity Loans          Loan Balance           Loan Balance
------------                 -----------------          ------------          --------------

 7.001  to  8.000%                       1               $   299,595.26                0.86%
 8.001  to  9.000                       22                 5,920,376.40               16.98
 9.001  to 10.000                       26                 8,044,313.76               23.07
10.001  to 11.000                       40                10,231,060.31               29.34
11.001  to 12.000                       26                 7,273,604.65               20.86
12.001  to 13.000                        5                 1,358,656.83                3.90
13.001  to 14.000                        4                   946,338.19                2.71
14.001  to 15.000                        3                   801,795.96                2.30
                                        --               --------------              ------
Total                                  127               $34,875,741.36              100.00%
                                       ===               ==============              ======

Statistical Calculation Date Coupon Rates for the Adjustable Rate Home Equity Loans

        The Coupon Rates borne by the Notes relating to the Adjustable Rate Home Equity Loans as of the Statistical Calculation Date were distributed as follows:


Range of                     Number of                   Aggregate          % of Aggregate
Coupon Rates             Home Equity Loans              Loan Balance         Loan Balance
------------            ------------------             -------------        --------------

 5.001   to  6.000%                 1              $     78,182.96                0.02%
 6.001   to  7.000                 17                 3,151,606.50                0.75
 7.001   to  8.000                 95                13,318,002.32                3.15
 8.001   to  9.000                446                56,109,379.79               13.29
 9.001   to 10.000              1,098               117,100,498.57               27.73
10.001   to 11.000              1,337               127,547,474.33               30.20
11.001   to 12.000                817                67,579,464.89               16.00
12.001   to 13.000                345                24,980,962.66                5.92
13.001   to 14.000                135                 8,380,733.80                1.98
14.001   to 15.000                 56                 3,606,627.12                0.85
15.001   to 16.000                  6                   324,197.31                0.08
16.001   to 17.000                  3                   155,211.77                0.04
                                    -              ---------------              ------
Total                           4,356              $422,332,342.02              100.00%
                                =====              ===============              ======

 Distribution of Maximum Coupon Rates for the Adjustable Rate Home Equity Loans

          The maximum Coupon Rates borne by the Mortgage Notes relating to the Adjustable Rate Home Equity Loans as of the Statistical Calculation Date were as follows:


 Range of Maximum                     Number of                    Aggregate        % of Aggregate
   Coupon Rates                   Home Equity Loans              Loan Balance        Loan Balance
-----------------                ------------------             -------------       --------------

     Up to  8.000%                      1                     $     39,053.39                0.01%
 10.001 to 11.000                       2                          248,827.53                0.06
 11.001 to 12.000                      11                          956,518.55                0.23
 12.001 to 13.000                      51                        6,955,354.79                1.65
 13.001 to 14.000                      99                       12,986,360.63                3.07
 14.001 to 15.000                     342                       42,253,816.19               10.00
 15.001 to 16.000                     799                       87,610,837.42               20.74
 16.001 to 17.000                   1,221                      123,185,463.06               29.17
 17.001 to 18.000                     984                       86,632,536.87               20.51
 18.001 to 19.000                     499                       37,993,959.41                9.00
 19.001 to 20.000                     219                       14,931,581.22                3.54
 20.001 to 21.000                      99                        6,361,333.74                1.51
 21.001 to 22.000                      23                        1,857,756.23                0.44
 22.001 to 23.000                       5                          261,209.99                0.06
 23.001 to 24.000                       1                           57,733.00                0.01
                                        -                     ---------------              ------
      Total                         4,356                     $422,332,342.02              100.00%
                                    =====                     ===============              ======

 Distribution of Minimum Coupon Rates for the Adjustable Rate Home Equity Loans

          The minimum Coupon Rates borne by the Mortgage Notes relating to the Adjustable Rate Home Equity Loans as of the Statistical Calculation Date were as follows:


 Range of Minimum                Number of                  Aggregate          % of Aggregate
   Coupon Rates              Home Equity Loans            Loan Balance          Loan Balance
 ----------------            -----------------          --------------        ---------------

      Up to 5.000%                  9                 $  1,081,539.54                0.26%
  5.001 to  6.000                  36                    4,718,353.94                1.12
  6.001 to  7.000                  93                   12,299,029.33                2.91
  7.001 to  8.000                 152                   18,511,712.79                4.38
  8.001 to  9.000                 527                   63,366,701.23               15.00
  9.001 to 10.000               1,140                  120,126,313.00               28.44
 10.001 to 11.000               1,244                  115,965,558.19               27.46
 11.001 to 12.000                 685                   54,756,548.16               12.97
 12.001 to 13.000                 292                   20,269,277.10                4.80
 13.001 to 14.000                 120                    7,711,584.16                1.83
 14.001 to 15.000                  50                    3,088,522.61                0.73
 15.001 to 16.000                   5                      281,990.20                0.07
 16.001 to 17.000                   3                      155,211.77                0.04
                                    -                 ---------------              ------
      Total                     4,356                 $422,332,342.02              100.00%
                                =====                 ===============              ======


        Distribution of Margins for the Adjustable Rate Home Equity Loans

          Six-Month LIBOR Loans. The margins borne by the Mortgage Notes relating to the Six-Month LIBOR Loans as of the Statistical Calculation Date were as follows:


                                Number of                     Aggregate            % of Aggregate
   Range of Margins        Home Equity Loans                 Loan Balance            Loan Balance
   ----------------        -----------------                 ------------           --------------

  Up   to  2.000%                      3                    $    331,867.61              0.08%
 2.001 to  3.000                       6                         582,582.45              0.14
 3.001 to  4.000                      29                       4,088,505.84              0.97
 4.001 to  5.000                     143                      16,492,579.83              3.91
 5.001 to  6.000                     743                      78,357,282.24             18.55
 6.001 to  7.000                   1,511                     147,594,217.58             34.95
 7.001 to  8.000                     866                      71,877,798.52             17.02
 8.001 to  9.000                     379                      28,561,264.90              6.76
 9.001 to 10.000                     164                      14,347,093.45              3.40
10.001 to 11.000                      98                      10,389,756.69              2.46
11.001 to 12.000                      63                       5,486,101.27              1.30
12.001 to 13.000                      18                       1,744,180.07              0.41
13.001 to 14.000                       3                         268,519.20              0.06
                                       -                    ---------------              ----
Subtotal                           4,026                    $380,121,749.65             90.01%
                                   =====                    ===============            ======

          CMT Loans. The margins borne by the Mortgage Notes relating to the CMT Loans as of the Statistical Calculation Date were as follows:


                                  Number of                  Aggregate           % of Aggregate
Range of Margins              Home Equity Loans            Loan Balance            Loan Balance
----------------             ------------------           -------------          --------------

3.001 to  4.000%                     7                  $    868,269.88               0.21%
4.001 to  5.000                     16                     2,503,226.20               0.59
5.001 to  6.000                     67                     8,236,543.96               1.95
6.001 to  7.000                    131                    18,280,657.33               4.33
7.001 to  8.000                    100                    11,275,971.29               2.67
8.001 to  9.000                      6                       862,649.58               0.20
9.001 to  10.000                     3                       183,274.13               0.04
                                     -                       ----------               ----
  Subtotal                         330                  $ 42,210,592.37               9.99%
                                   ===                  ===============              =====
  Total                          4,356                  $422,332,342.02             100.00%
                                 =====                  ===============             =======


Distribution of Next Coupon Rate Change for the Adjustable Rate Home Equity
Loans

          Six-Month LIBOR Loans. The month of the next Coupon Rate change for each of the Mortgage Notes relating to the Six-Month LIBOR Loans as of the Statistical Calculation Date was as follows:


Month of Next                     Number of Initial            Aggregate            % of Aggregate
Coupon Rate Change                Home Equity Loans            Loan Balance           Loan Balance
------------------                ----------------            -------------          -------------

April 1998                                 159               $ 17,825,931.54                4.22%
May 1998                                   207                 20,739,417.51                4.91
June 1998                                  260                 24,158,488.54                5.72
July 1998                                  290                 31,372,394.37                7.43
August 1998                                187                 18,351,783.92                4.35
September 1998                             215                 24,881,203.66                5.89
November 1998                                4                    438,757.19                0.10
December 1998                                4                    387,591.98                0.09
January 1999                                17                  1,349,435.94                0.32
February 1999                               12                  1,094,579.62                0.26
March 1999                                   5                    820,971.83                0.19
April 1999                                   7                    855,033.76                0.20
May 1999                                    11                  1,133,800.33                0.27
June 1999                                   63                  6,005,530.71                1.42
July 1999                                  108                  8,897,869.53                2.11
August 1999                                 99                  8,606,781.60                2.04
September 1999                             184                 16,708,634.29                3.96
October 1999                               176                 15,227,617.90                3.61
November 1999                              402                 37,106,046.90                8.79
December 1999                              550                 49,203,376.83               11.65
January 2000                               555                 50,043,822.41               11.85
February 2000                              202                 15,318,444.83                3.63
March 2000                                   8                    510,747.97                0.12
May 2000                                     1                     54,466.29                0.01
July 2000                                    1                     31,417.11                0.01
August 2000                                 10                    948,743.87                0.22
September 2000                              17                  1,559,850.17                0.37
October 2000                                52                  4,818,649.84                1.14
November 2000                               99                  9,058,277.44                2.14
December 2000                               79                  7,816,401.17                1.85
January 2001                                29                  3,123,823.81                0.74
February 2001                                5                    692,025.35                0.16
March 2001                                   2                    167,700.00                0.04
January 2002                                 1                     64,253.76                0.02
October 2002                                 1                     33,258.88                0.01
November 2002                                3                    664,689.51                0.16
December 2002                                1                     49,929.29                0.01
                                             -                     ---------                ----
Subtotal                                 4,026               $380,121,749.65               90.01%
                                         =====               ===============              ======

                                      S-28

        CMT Loans. The month of the next Coupon Rate change for each of the Mortgage Notes relating to the CMT Loans as of the Statistical Calculation Date was as follows:


Month of Next                           Number of                  Aggregate            % of Aggregate
Coupon Rate Change                  Home Equity Loans            Loan Balance           Loan Balance
------------------                  -----------------          --------------           ---------------

April 1998                                    14                $ 1,543,178.72                0.37%
May 1998                                      30                  4,283,374.48                1.01
June 1998                                     91                 11,545,694.36                2.73
July 1998                                     65                  9,589,260.90                2.27
August 1998                                    9                  2,164,117.30                0.51
September 1998                                 1                    169,501.01                0.04
October 1998                                  13                  1,198,139.27                0.28
November 1998                                  5                    564,448.55                0.13
December 1998                                 11                    879,909.99                0.21
January 1999                                  14                  1,249,301.16                0.30
February 1999                                  2                    287,858.38                0.07
March 1999                                     1                     69,509.35                0.02
July 1999                                      1                    113,899.16                0.03
August 1999                                    1                    113,734.41                0.03
September 1999                                 1                     68,438.06                0.02
November 1999                                  4                    433,295.93                0.10
January 2000                                   1                     46,268.85                0.01
April 2000                                     6                    607,544.62                0.14
May 2000                                      15                  2,085,785.24                0.49
June 2000                                     33                  3,858,531.60                0.91
July 2000                                     11                  1,279,940.66                0.30
August 2000                                    1                     58,860.37                0.01
                                               -                     ---------                ----
Subtotal                                     330               $ 42,210,592.37                9.99%
                                             ===               ===============               =====
Total                                      4,356               $422,332,342.02              100.00%
                                           =====               ===============              =======


Conveyance of Subsequent Home Equity Loans

          The Sale and Servicing Agreement permits the Issuer to acquire Subsequent Home Equity Loans in an aggregate principal balance equal to the Pre-Funded Amount. Accordingly, the statistical characteristics of the Home Equity Loans will vary as of each Subsequent Cut-Off Date upon the acquisition of Subsequent Home Equity Loans, but the Seller does not expect such variance to be material.

          The obligation of the Issuer to purchase a Subsequent Home Equity Loan on a Subsequent Transfer Date for assignment to the Home Equity Loan Pool is subject, among other factors, to the following requirements: (i) the rating on the Notes shall not have been downgraded by any Rating Agency; (ii) such Subsequent Home Equity Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date (except that Subsequent Home Equity Loans representing not more than 1% of the aggregate Loan Balance of the Subsequent Home Equity Loans may be not more than 60 days contractually delinquent as of the related Subsequent Cut-Off Date); (iii) the weighted average margin of the Subsequent Home Equity Loans will be at least 6.80%; (iv) such Subsequent Home Equity Loan will be an Adjustable Rate Home Equity Loan;
(v) the original term to maturity of such Subsequent Home Equity Loan may not exceed 30 years; (vi) such Subsequent Home Equity Loan must be a first lien;
(vii) following the purchase of such Subsequent Home Equity Loan by the Trust, the Home Equity Loans (including the Subsequent Home Equity Loans) (a) will have a weighted average Coupon Rate of at least 10.15%; (b) will have a weighted average Loan-to-Value Ratio of not more than 77.60%; (c) will have at least 93.00% Home Equity Loans which are owner occupied; and (d) will have at least 91.00% Home Equity Loans secured by single family detached properties.

Interest Payments on the Home Equity Loans

          Almost all of the Home Equity Loans provide that interest is charged to the obligor (the "Mortgagor") thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Home Equity Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

          There are a small number of Home Equity Loans on which interest is charged to the Mortgagor at the Coupon Rate on the outstanding principal balanced calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Home Equity Loans, "Date-of-Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Mortgage Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Mortgage Note to zero at such Mortgage Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Mortgage Note not to be reduced to zero on its maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Mortgage Note. If it were assumed that all the Mortgagors on the Date-of-Payment Loans were to pay on the latest date possible without the Date-of-Payment Loans being in default, the amount of such additional principal payment would be a de minimis amount of the aggregate Loan Balance of the Home Equity Loans. On the other hand, if a Mortgagor makes a payment (other than a Prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than would have occurred had it been based on the schedule of amortization in effect on the Cut-Off Date. Accordingly, the timing of principal payments to the Owners of the Notes may be affected by the fact that actual Mortgagor payments may not be made on the due date therefor.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

          The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Notes will relate to the rate of payment of principal of the Home Equity Loans, including, for this purpose, Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Seller. The Home Equity Loans may be prepaid by the related Mortgagors, in whole or in part, at any time. However, approximately 47.99% of the Home Equity Loans as of the Statistical Calculation Date (by Loan Balance) require the payment of a fee in connection with certain prepayments. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

          The Home Equity Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, Adjustable Rate Home Equity Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate home equity loan to "lock in" a lower fixed interest rate. In addition, the fact that a substantial majority of the Six-Month LIBOR Loans and the CMT Loans do not adjust for substantial period of time may affect the prepayment experience on such loans. Similarly, when the market rate for fixed rate home equity loans is below the mortgage coupon for the Fixed Rate Home Equity Loans, mortgagors may have an increased incentive to refinance their home equity loans. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

          In addition to the foregoing factors affecting the weighted average life of the Notes, the overcollateralization provisions of the transaction result in an additional reduction of the Note Principal Balance relative to the amortization of the Home Equity Loans in early months of the transaction. This creates overcollateralization which results from the excess of the aggregate Loan Balance of the Home Equity Loans over the Note Principal Balance.

Mandatory Prepayment

          In the event that prior to the end of the Funding Period the Seller is unable to sell Subsequent Home Equity Loans to the Issuer in an amount equal to the Pre-Funded Amount, the Owners of the Notes will receive a partial prepayment on the Payment Date immediately following the end of the Funding Period in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.

          The Seller intends to use substantially all of the amount on deposit in the Pre-Funding Account to purchase Subsequent Home Equity Loans such that no material amount of principal is expected to be prepaid at the end of the Funding Period.

Prepayment and Yield Scenarios for the Notes

          As indicated above, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date), the yield to maturity on a Note will be affected by the rate of the payment of principal of the Home Equity Loans. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

          The Final Payment Date for the Notes is April 20, 2029. This date is the Payment Date in the twelfth month after the date on which the initial Note Principal Balance as of the Closing Date would be reduced to zero, assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal and interest on the Home Equity Loans are timely received and that the overcollateralization mechanics of the transaction are not used to make accelerated payments of principal to the Owners of the Notes. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the actual final Payment Date with respect to the Notes could occur significantly earlier than the Final Payment Date because (i) Prepayments are likely to occur and (ii) the Majority Residualholders may cause a redemption of the Notes on or after the Redemption Date.

          "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default). Prepayments on home equity loans are commonly measured relative to a prepayment standard or model.

          The model used in this Prospectus Supplement is the constant prepayment rate ("CPR") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of the Notes to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

          Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Note Principal Balance outstanding and weighted average life of the Notes set forth in the tables. In addition, since the actual

Home Equity Loans have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the Notes may be made earlier or later than as indicated in the tables.

          For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans consist of pools of loans having the approximate characteristics as set forth in the "Representative Loan Pools" table below, (ii) the Closing Date for the Notes occurs on March 31, 1998, (iii) payments on the Notes are made on the 20th day of each month regardless of the day on which the Payment Date actually occurs, commencing in April 1998 in accordance with the priorities described herein, (iv) the difference between the gross Coupon Rate and the net Coupon Rate is equal to the Servicing Fee and the net Coupon Rate is further reduced by the Trust Fees and Expenses, (v) the Home Equity Loans= prepayment rates occur at the CPR rates set forth in the table, (vi) prepayments include 30 days= interest thereon, (vii) no reinvestment income from any Trust account is available for payment to the Owners of the Notes other than the Pre-Funding Account, which accrues on the funds therein based on the "Assumed Delivery of Home Equity Loans" set forth below; (viii) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of the Remittance Period (with no defaults), (ix) the level of Six-Month LIBOR remains constant at approximately 5.6875%, (x) the level of One-Month LIBOR remains constant at approximately 5.6836%, (xi) the level of 1 year CMT remains constant at approximately 5.511%, (xii) the Coupon Rate for each Adjustable Rate Home Equity Loan is adjusted on its next rate change date (and on subsequent rate change dates, if necessary) to equal the sum of (a) the applicable index and (b) the respective gross margin (subject to applicable interest rate caps and floors), (xiii) the overcollateralization levels are set as specified in the Sale and Servicing Agreement and (xiv) no optional redemption is exercised (except in the case of the "Weighted Average Life to Call" set forth below).

                            REPRESENTATIVE LOAN POOLS

Six-Month LIBOR Loans


                             Gross                  Months      Rate                Initial    Periodic    Maximum     Minimum
 Pool            Loan        Coupon    Net Coupon   to Rate     Reset               Periodic     Rate       Coupon      Coupon
Number          Balance       Rate       Rate       Change    Frequency   Margin    Rate Cap      Cap        Rate        Rate
------    ----------------   ------    ----------   ------    ---------   ------    --------   --------    -------     --------
  1       $   2,640,239.26   10.671%     10.171%        8          6       6.544%    1.361%      1.226%     17.065%      9.100%
  2         161,225,248.48   10.031       9.531         4          6       6.456     1.331       1.086      16.228       9.688
  3         241,235,293.07   10.596      10.096        20          6       7.039     2.788       1.821      16.961      10.446
  4          34,826,627.81   10.394       9.894        32          6       8.471     2.906       2.203      17.000       9.606
  5           1,210,700.40   11.299      10.799        51          6       6.623     4.028       2.465      18.072       9.149
  6             942,703.53   10.671      10.171         9          6       6.544     1.361       1.226      17.065       9.100
  7          57,565,847.82   10.031       9.531         5          6       6.456     1.331       1.086      16.228       9.688
  8          86,133,619.27   10.596      10.096        21          6       7.039     2.788       1.821      16.961      10.446
  9          12,434,928.00   10.394       9.894        33          6       8.471     2.906       2.203      17.000       9.606
  10            432,283.38   11.299      10.799        52          6       6.623     4.028       2.465      18.072       9.149

           Original        Remaining       Remaining
            Term of         Term of         Term of                           Assumed
 Pool     Amortization    Amortization     Maturity      Amortization         Delivery
Number    (in months)     (in months)     (in months)       Method      of Home Equity Loans
------    ------------    ------------    -----------   -------------   --------------------
  1            342             336             156          Balloon         Closing Date
  2            358             353             353           Level          Closing Date
  3            360             356             356           Level          Closing Date
  4            360             357             357           Level          Closing Date
  5            360             356             356           Level          Closing Date
  6            342             342             162          Balloon          April 1998
  7            358             358             358           Level           April 1998
  8            360             360             360           Level           April 1998
  9            360             360             360           Level           April 1998
  10           360             360             360           Level           April 1998

CMT Loans


                             Gross                  Months      Rate                Initial    Periodic    Maximum     Minimum
 Pool            Loan        Coupon    Net Coupon   to Rate     Reset               Periodic     Rate       Coupon      Coupon
Number          Balance       Rate       Rate       Change    Frequency   Margin    Rate Cap      Cap        Rate        Rate
------    ----------------   ------    ----------   ------    ---------   ------    --------   --------    -------     --------
  11      $ 38,668,572.87     9.486%      8.986%        4          12      6.503%    2.094%      1.931%     15.387%       9.113%
  12         1,160,321.38    10.362       9.862        17          12      6.787     2.838       1.964      16.593        9.001
  13         9,157,225.36    10.729      10.229        27          12      7.052     3.071       2.146      16.623       10.141
  14        13,806,703.37     9.486       8.986         5          12      6.503     2.094       1.931      15.387        9.113
  15           414,295.43    10.362       9.862        18          12      6.787     2.838       1.964      16.593        9.001
  16         3,269,619.20    10.729      10.229        28          12      7.052     3.071       2.146      16.632       10.141

           Original        Remaining       Remaining
            Term of         Term of         Term of                           Assumed
 Pool     Amortization    Amortization     Maturity      Amortization         Delivery
Number    (in months)     (in months)     (in months)       Method      of Home Equity Loans
------    ------------    ------------    -----------   -------------   --------------------
  11           357              349            349          Level           Closing Date
  12           349              341            341          Level           Closing Date
  13           360              351            351          Level           Closing Date
  14           357              357            357          Level            April 1998
  15           349              349            349          Level            April 1998
  16           360              360            360          Level            April 1998

Fixed Rate Home Equity Loans

                                                                                                                         Assumed
                           Gross                         Original             Term of        Term of                     Delivery
 Pool         Loan         Coupon     Net Coupon    Term of Amortization    Amortization     Maturity    Amortization     of Home
Number       Balance        Rate         Rate           (in months)         (in months)     (in months)     Method      Equity Loans
------       -------       ------     ----------    --------------------    ------------    -----------  ------------   ------------
  17     $ 14,460,094.35    10.745%      10.245%             360                357             174         Balloon     Closing Date
  18       20,415,647.02    10.426        9.926              334                331             331          Level      Closing Date

          The following table sets forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 0.0%, 15.0%, 22.5%, 30.0%, 37.5% and 45.0% of the CPR (as defined above).

                 PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE(1)


Payment Date            0.0%        15.0%        22.5%            30.0%           37.5%         45.0%
                        ----        -----        -----            -----           -----         -----

  Initial                100          100           100             100              100           100
 03/20/1999               96           81            74              67               59            52
 03/20/2000               95           68            56              45               35            27
 03/20/2001               95           57            43              32               23            15
 03/20/2002               94           48            33              22               14             8
 03/20/2003               94           40            25              15                9             4
 03/20/2004               93           34            20              11                5             2
 03/20/2005               92           29            15               7                3             1
 03/20/2006               92           24            12               5                2             0
 03/20/2007               91           20             9               3                1             0
 03/20/2008               90           17             7               2                0             0
 03/20/2009               88           14             5               1                0             0
 03/20/2010               87           12             4               1                0             0
 03/20/2011               85           10             3               0                0             0
 03/20/2012               83            8             2               0                0             0
 03/20/2013               80            7             1               0                0             0
 03/20/2014               78            6             1               0                0             0
 03/20/2015               75            4             1               0                0             0
 03/20/2016               72            4             0               0                0             0
 03/20/2017               69            3             0               0                0             0
 03/20/2018               66            2             0               0                0             0
 03/20/2019               62            2             0               0                0             0
 03/20/2020               57            1             0               0                0             0
 03/20/2021               52            1             0               0                0             0
 03/20/2022               46            1             0               0                0             0
 03/20/2023               40            0             0               0                0             0
 03/20/2024               33            0             0               0                0             0
 03/20/2025               25            0             0               0                0             0
 03/20/2026               17            0             0               0                0             0
 03/20/2027                7            0             0               0                0             0
 03/20/2028                0            0             0               0                0             0

  Weighted
  Average
  Life to               21.1          5.4           3.6             2.6              2.0           1.6
  Maturity
 (Years)(2)

  Weighted
Average Life            21.0          5.0           3.3             2.4              1.8           1.4
  to Call
 (Years)(2)



---------------
(1) The percentages in the above table have been rounded to the nearest whole number.

(2) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing by the initial Note Principal Balance and rounding to one decimal place.

                             ADDITIONAL INFORMATION

          The description in this Prospectus Supplement of the Home Equity Loans and the Properties is based upon the pool as constituted at the close of business on the Statistical Calculation Date. Prior to the issuance of the Notes, Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Sale and Servicing Agreement, if the Seller deems such removal necessary or appropriate. An aggregate amount of at least $67,791,916.62 of additional Home Equity Loans will also be included in the pool prior to the issuance of the Notes and the Subsequent Home Equity Loans will be added to the pool after the issuance of the Notes.

          A current report on Form 8-K will be available to purchasers of the Notes and will be filed, and incorporated by reference to the Registration Statement together with the Indenture, the Trust Agreement and the Sale and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes and within fifteen days of the addition of any Subsequent Home Equity Loans. In the event Initial Home Equity Loans are removed from, added to, or Subsequent Home Equity Loans are added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K. A description of the pool of Initial Home Equity Loans, as of the Closing Date including such additional Home Equity Loans, will be filed in a current report on Form 8-K within fifteen days after the initial issuance of the Notes.

                            DESCRIPTION OF THE NOTES

General

          The Issuer will issue the Notes pursuant to the Indenture. The Issuer will also issue the Residual Interest pursuant to the Trust Agreement, which represents the residual interest in the Trust Estate. The summaries of certain provisions of the Indenture, the Sale and Servicing Agreement and the Trust Agreement (collectively, the "Agreements") set forth below, under the caption "Administration" herein, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Agreements, prospective investors in the Notes are advised to review the Agreements, a copy of each of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller.

          The Notes will be secured by the Trust Estate created by the Indenture. The Notes represent non-recourse obligations of the Issuer and proceeds of the assets in the Trust Estate will be the sole source of payments of the Notes. The Notes will not represent an interest in or obligation of the Depositor, the Servicer, the Note Insurer, the Owner Trustee, the Indenture Trustee, the Underwriters, any of their respective affiliates or any other entity.

Payment Dates

          On each Payment Date, the Owners of the Notes will be entitled to receive, from amounts then on deposit in a trust account established and maintained by the Indenture Trustee in accordance with the Sale and Servicing Agreement (the "Note Account") and until the Note Principal Balance is reduced to zero, the aggregate payment amount as of such Payment Date as described below. Payments will be made in immediately available funds to Owners of Notes by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Indenture Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Indenture Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" and "Description of the Notes--Book Entry Registration of the Notes" herein and "The Agreements--Book Entry Securities" in the Prospectus.

          The Indenture will provide that an Owner, upon receiving the final payment on such Owner's Notes, will be required to send such Note to the Indenture Trustee. The Indenture additionally will provide that, in any event, any Note as to which the final payment thereon has been made shall be deemed canceled for all purposes of the Indenture and the Note Insurance Policy.

          Each Owner of record of the Notes will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date. The "Percentage Interest" as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Note as of the Cut-Off Date by the Note Principal Balance as of the Cut-Off Date.

Payments

          Upon receipt, the Indenture Trustee will be required to deposit into the Note Account, (i) any Insured Payments, (ii) the proceeds of any liquidation of the assets of the Trust Estate, (iii) all remittances made to the Indenture Trustee by the Servicer, (iv) on the Payment Dates in April and May 1998, the Capitalized Interest Requirement (as defined in the Sale and Servicing Agreement) and (v) on the Payment Date immediately following the end of the Funding Period any portion of the Pre-Funding Amount remaining unused.

          On each Payment Date, the Indenture Trustee is required to make the following payments and transfers from monies then on deposit in the Note Account as specified below in the following order of priority of each such transfer and payment:

          (i) first, on each Payment Date from amounts then on deposit in the Note Account the Indenture Trustee shall distribute (A) to itself, the Indenture Trustee Fee and the Indenture Trustee Reimbursable Expenses, (B) to the Owner Trustee, the Owner Trustee Fee and (C) provided that no Note Insurer Default has occurred and is continuing, the Premium Amount for such Payment Date to the Note Insurer;

          (ii) second, on each Payment Date, the Indenture Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread (as defined herein) with respect to such Payment Date plus (y) any Overcollateralization Reduction Amount with respect to such Payment Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Payment Date) in the following order of priority:

                     (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Principal Payment Amount (excluding any Overcollateralization Increase Amount) pursuant to clause (iv)(C) below in an amount equal to the amount, if any, by which (x) the Principal Payment Amount (excluding any Overcollateralization Increase Amount) exceeds (y) the Available Funds for such Payment Date (net of the related Current Interest and the Trust Fees and Expenses) (the amount of such difference being an "Available Funds Shortfall"); and

                     (B) second, any portion of the Total Monthly Excess Cashflow remaining after the allocation described in clause (A) above shall be paid to the Note Insurer in respect of amounts owed on account of any Reimbursement Amount (as defined in the Sale and Servicing Agreement) owed to the Note Insurer;

          (iii) third, the amount, if any, of the Total Monthly Excess Cashflow on a Payment Date remaining after the allocations and payments described in clause (ii) above is the "Net Monthly Excess Cashflow" with respect to such Payment Date and is required to be applied in the following order or priority:

                     (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the payment of an Overcollateralization Increase Amount to the Owners of the Notes pursuant to clause (iv)(C) below, any Overcollateralization Deficiency Amount (as defined in the Sale and Servicing Agreement) as of such Payment Date;

                     (B) second, any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to pay any Available Funds Cap Carry Forward Amount to the Owners of the Notes; and

                     (C) third, any Net Monthly Excess Cashflow remaining after the applications and payments described in clauses (A) and (B) above shall be paid to the Servicer to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances;

          (iv) fourth, following the making by the Indenture Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment) then on deposit in the Note Account, the Indenture Trustee shall distribute:

                     (A) (x) to the Note Insurer, the amounts described in clause (ii)(B) above and (y) to the Servicer the amounts described in clause (iii)(C) above;

                     (B) to the Owners of the Notes, the Current Interest (including the proceeds of any Insured Payments made by the Note Insurer) on a pro rata basis without any priority among the Notes;

                     (C) to the Owners of the Notes, the Principal Payment Amount until the Note Principal Balance is reduced to zero;

                     (D) to the Indenture Trustee, as reimbursement of expenses of the Indenture Trustee not reimbursed pursuant to (i) above and incurred in connection with duties and obligations under the Indenture; and

          (v) fifth, following the making by the Indenture Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Note Account, the Indenture Trustee shall distribute to the holders of the Residual Interest, the remaining distributable amounts as specified in the Sale and Servicing Agreement, for such Payment Date.

     "Available Funds" as to each Payment Date is the amount on deposit in the Note Account on such Payment Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments to be made on such Payment Date and inclusive of any investment earnings on eligible investments therein).

     "Total Available Funds" as to each Payment Date is the sum of (x) the amount on deposit in the Note Account on such Payment Date (net of Total Monthly Excess Cashflow) on such Payment Date and (y) any amounts of Total Monthly Excess Cashflow to be applied on such Payment Date (disregarding the amount of any Insured Payment to be made on such Payment Date).

     The Indenture Trustee or Paying Agent (as defined in the Indenture) shall
(i) receive as attorney-in-fact of each Owner of Notes any Insured Payment from the Note Insurer and deposit such amounts into the Note Account and (ii) disburse the same to each Owner of Notes. The Sale and Servicing Agreement will provide that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Owners of such Notes, the Note Insurer will be subrogated to the rights of such Owners of Notes with respect to such Insured Payments and shall receive reimbursement for such Insured Payment as provided in the Sale and Servicing Agreement, but only from the sources and in the manner provided in the Sale and Servicing Agreement, such subrogation and reimbursement to have no effect on the
Note Insurer's obligations under the Note Insurance Policy.

     Each Owner of a Note will be required promptly to notify the Indenture Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Indenture Trustee.

Calculation of One-Month LIBOR

     On each LIBOR Determination Date (as defined below), the Indenture Trustee will determine LIBOR for the next Accrual Period for the Notes.

     "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to one month. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New
York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to one month.

     "LIBOR Determination Date" means, with respect to any Accrual Period, the second London business day preceding the commencement of such Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Pre-Funding Account

     On the Closing Date, the Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Indenture Trustee in trust for the Owners of the Notes. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Home Equity Loans in accordance with the Sale and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Notes on the Payment Date immediately following the end of the Funding Period in reduction of the Note Principal Balance of such Owner's Notes, thus resulting in a partial principal prepayment of such Notes.

     Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period.

Capitalized Interest Account

     On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Indenture Trustee in trust for the Owners of the Notes. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Indenture Trustee on each Payment Date during and immediately after the Funding Period to fund the excess, if any, of (i) the amount of interest accruing on the outstanding Pre-Funded Amount at a rate equal to the Note Rate over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Indenture Trustee on the each Payment Date during and immediately after the Funding Period to fund any such excess. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Owners of the Notes. Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments.

Book Entry Registration of the Notes

     The Notes will originally be issued as book-entry notes (the ABook-Entry Notes"). Persons acquiring beneficial ownership interests in such Book-Entry Notes ("Beneficial Owners") may elect to hold their Book-Entry Notes directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such system ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Notes will be issued in one or more Notes which in the aggregate equal the principal balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers= securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing principal amounts of $1,000 and multiples of $1 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Owner" of such Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Agreements. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

          The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel and Euroclear, as appropriate).

          Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Notes from the Indenture Trustee through DTC and DTC Participants. While such Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Notes and is required to receive and transmit distributions of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

          Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

          Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects" and "--Tax Treatment of Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

          Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

          Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

          Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

          Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Distributions with respect to Book-Entry Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

          Monthly and annual reports on the Issuer provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

          DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

          Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Notes and the Depositor or the Indenture Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Owners under the Indenture.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

          An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Notes, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of such Notes without compliance with the provisions of the Indenture described above.

                                THE NOTE INSURER

          The information set forth in this section has been provided by the
Note Insurer. No representation is made by the Underwriters, the Issuer, the Seller, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information or any information related to the
Note Insurer incorporated by reference herein.

          The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Insurance Policy, will unconditionally and irrevocably guarantee to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Note Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Note Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Note Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

          Notwithstanding the foregoing paragraph, the Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

          The Note Insurer will pay any Insured Payment that is a Preference Amount no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Preference Amount is due or the third Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of
(i) a certified copy of the order requiring the return of such preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

          The Note Insurer will pay any other amount payable under the Note Insurance Policy no later than 12:00 noon New York City time, on the later of the Payment Date on which the Insured Payment is due or the second Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

          Insured Payments due under the Note Insurance Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

          The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

          Subject to the terms of the Sale and Servicing Agreement, the Note Insurer shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy.

          As used in the Note Insurance Policy, the following terms shall have the following meanings:

            "Agreement" means the Sale and Servicing Agreement dated as of March 1, 1998 among Bear Stearns Asset Backed Securities, Inc., as Depositor, IMC Mortgage Company, as Seller and Servicer, IMC Home Equity Loan Owner Trust 1998-2, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee, without regard to any amendment or supplement thereto, unless the Note Insurer shall have consented in writing thereto.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Tampa, Florida, the city in which the corporate trust office of the Indenture Trustee under the Indenture is located or the city in which the principal office of the Note Insurer is located are authorized or obligated by law or executive order to close.

            "Insured Payment" means for any Payment Date, the excess, if any, of
          (i) the sum of (a) the Current Interest, (b) the Overcollateralization Deficit and (c) the Preference Amount (without duplication) over (ii) the Total Available Funds (after any deduction for the Trust Fees and Expenses and after taking into account the portion of the Principal Payment Amount to be actually paid on such Payment Date without regard to any related Insured Payment to be made with respect to such Payment
          Date). Insured Payments do not include the payment of any Available Funds Cap Carry Forward Amounts.

            "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Note Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

            "Owner" means each Owner (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Note to payment thereunder.

            "Preference Amount" means any amount previously distributed to an Owner on a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Capitalized terms used in the Note Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of the Note Insurance Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Note Insurer.

          Any notice under the Note Insurance Policy or service of process on the Fiscal Agent of the Note Insurer may be made at the address listed below for the Fiscal Agent of the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

          The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

          The Note Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

          THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

          The Note Insurance Policy is not cancelable for any reason. The premium on the Note Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

          The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentration of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

          Effective February 17, 1998, MBIA, Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC"), a New York domiciled financial guarantee insurance company, through a merger with its parent CapMAC Holdings Inc. MBIA, Inc. then contributed the common stock of CMAC to the Note Insurer. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the Note Insurer and the Note Insurer has reinsured CMAC's net outstanding exposure. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

          The consolidated financial statements of the Note Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the 1996 Annual Report on Form 10-K of MBIA Inc. and the consolidated financial statements of the Note Insurer and its subsidiaries as of September 30, 1997 and for the nine month periods ended September 30, 1997 and September 30, 1996, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

          All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

          The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP").

                             ------------------  SAP  --------------------

                             December 31,                    September 30,
                                1996                            1997
                                ----                            ----
                              (Audited)                      (Unaudited)
                                            (In millions)
Admitted Assets                $4,476                         $5,165

Liabilities                     3,009                          3,457

Capital and Surplus             1,467                          1,708

                             -----------------  GAAP  -------------------
                             December 31,                    September 30
                                 1996                            1997
                                 ----                            ----
                              (Audited)                      (Unaudited)
                                            (In millions)
Assets                          $5,066                         $5,819

Liabilities                      2,262                          2,594

Shareholder's Equity             2,804                          3,225

                     --------------------

          Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the
Note Insurer is (914) 273-4545.

          The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Note Insurance Policy and Note Insurer set forth under the heading "The Note Insurer" herein. Additionally, the Note Insurer makes no representations regarding the Notes or the advisability of investing in the Notes.

          Moody's rates the claims paying ability of the Note Insurer and CMAC "Aaa".

          Standard & Poor's rates the claims paying ability of the Note Insurer and CMAC "AAA".

          Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Note Insurer "AAA". (CMAC has not requested a rating from Fitch IBCA, Inc.)

          Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

          The above ratings are not recommendations to buy, sell or hold the Notes and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

                               CREDIT ENHANCEMENT

Note Insurance Policy

          See "The Note Insurer" herein for a description of the Note Insurance Policy.

Overcollateralization Provisions

          Overcollateralization Resulting from Cash Flow Structure. The Sale and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow be applied on such Payment Date as an accelerated payment of principal on the Notes, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (i) the excess, if any of (x) the interest which is collected on the Home Equity Loans during a Remittance Period (net of the Servicing Fee and of certain miscellaneous administrative amounts) plus any Delinquency Advances and Compensating Interest over (y) the sum of the Current Interest and the Trust Fees and Expenses (the difference between (x) and (y) is the "Total Monthly Excess Spread"), over (ii) the portion of the Total Monthly Excess Cashflow that is used to cover shortfalls in Available Funds on such Payment Date or used to reimburse the Note Insurer.

          The application of Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Notes relative to the amortization of the Home Equity Loans. To the extent that any Net Monthly Excess Cashflow is not so used, the Sale and Servicing Agreement provides that it will be used to reimburse the Owners of the Notes with respect to any Available Funds Cap Carry Forward Amount and then to reimburse the Servicer with respect to any amounts owing to it, and, thereafter, paid to the Owners of the Residual Interest.

          Pursuant to the Sale and Servicing Agreement, Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Notes until the Overcollateralization Amount has increased to the level required. "Overcollateralization Amount" means, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account at such time exclusive of Pre-Funding Account Earnings (as defined in the Sale and Servicing Agreement) over (y) the aggregate Note Principal Balance as of such Payment Date (after taking into account the payment of the Principal Payment Amount (except for any Overcollateralization Reduction Amount or Overcollateralization Increase Amount) on such Payment
Date). Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is an "Overcollateralization Increase Amount." The required level of the Overcollateralization Amount with respect to a Payment Date is the "Specified Overcollateralization Amount." The Sale and Servicing Agreement generally provides that the Specified Overcollateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers including triggers that allow the related Specified Overcollateralization Amount to decrease or "step down" based on the performance on the Home Equity Loans with respect to certain tests specified in the Sale and Servicing Agreement based on delinquency rates and cumulative losses. In addition, Net Monthly Excess Cashflow will be applied to the payment in reduction of principal of the Notes during the period that the Home Equity Loans are unable to meet certain tests specified in the Sale and Servicing Agreement based on delinquency rates and cumulative losses.

          In the event that the Specified Overcollateralization Amount is permitted to decrease or "step down" on a Payment Date in the future, the Sale and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall be distributed to the Owners of the Residual Interest over the period specified in the Sale and Servicing Agreement. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Home Equity Loans and of reducing the Overcollateralization Amount. With respect to any Payment Date, the excess, if any, of (x) the Overcollateralization Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of the Overcollateralization Reduction Amount as described in this sentence) over (y) the Specified Overcollateralization Amount is the "Excess Overcollateralization Amount" for such Payment Date. If, on any Payment Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall instead be distributed to the Owners of the Residual Interest (to the extent available therefor) in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the amount available for distribution on account of principal with respect to the Notes on such Payment Date; such amount being the "Overcollateralization Reduction Amount" with respect to the related Payment Date.

          The Sale and Servicing Agreement provides generally that, on any Payment Date all amounts collected on account of principal (other than any such amount applied to the payment of an Overcollateralization Reduction Amount) during the prior Remittance Period will be distributed to the Owners of the Notes on such Payment Date. If any Home Equity Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Sale and Servicing Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Sale and Servicing Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Owners of the Notes on the Payment Date which immediately follows the event of loss; i.e., the Sale and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount, which to the extent that such reduction causes the Overcollateralization Amount to be less than the related Specified Overcollateralization Amount applicable to the related Payment Date, will require the payment of an Overcollateralization Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Overcollateralization Amount equals the Specified Overcollateralization Amount).

          Overcollateralization and the Note Insurance Policy. The Sale and Servicing Agreement defines a "Overcollateralization Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the Note Principal Balance with respect to such Payment Date, after taking into account all distributions to be made on such Payment Date (without regard to any Insured Payment to be made on such Payment Date and except for any Overcollateralization Deficit), exceeds (y) the sum of (i) the aggregate Loan Balances of the Home Equity Loans as of the close of business on the last day of the prior Remittance Period and
(ii) the amount, if any, on deposit in the Pre-Funding Account on such Payment Date (exclusive of Pre-Funding Account Earnings). The Sale and Servicing Agreement requires the Indenture Trustee to make a claim for an Insured Payment under the Note Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the Notes on such Payment Date. The Note Insurance Policy is thus similar to the overcollateralization provisions described above insofar as the Note Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Notes. Investors in the Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Owners of the Notes depends in part on the ability of the Note Insurer to satisfy its obligations under the Note Insurance Policy. In that respect and to the extent that the Note Insurer satisfies such obligations, the Owners of the Notes are insulated from shortfalls in Available Funds that may arise.

                                 ADMINISTRATION

          In addition to the provisions of the Agreements summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Agreements.

Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations

          Pursuant to the Sale and Servicing Agreement, upon the discovery by the Depositor, the Seller, the Note Insurer, any Sub-Servicer, any Owner, the Custodian or the Indenture Trustee that the representations and warranties set forth therein between the Seller and the Depositor are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Note Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

          Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or the Note Insurer, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on or prior to the second Monthly Remittance Date next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a "Qualified Replacement Mortgage" (as such is defined in the Sale and Servicing Agreement) and deliver an amount equal to the excess, if any, of the Loan Balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan plus interest (the "Substitution Amount") to the Indenture Trustee on behalf of the Issuer as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan from the Issuer at a purchase price equal to the Loan

Purchase Price (as defined below) thereof. The Seller shall also deliver an Officer's Certificate to the Indenture Trustee and the Note Insurer concurrently with the delivery of a Qualified Replacement Mortgage stating that such Home Equity Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. The obligation of the Seller to so substitute or repurchase any Home Equity Loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Indenture Trustee.

     "Loan Purchase Price" means an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that such reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

Assignment of Home Equity Loans

          The Seller on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Issuer all its respective right, title and interest in and to each Initial Home Equity Loan and all its respective right, title and interest in and to principal and interest due on each such Initial Home Equity Loan after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal (including Prepayments received on or before the Cut-Off Date) and interest due on each Initial Home Equity Loan on or prior to the Cut-Off Date (whether or not received on or prior to the Cut-Off Date). The Issuer will pledge each Initial Home Equity Loan to the Indenture Trustee for the benefit of the Owners of the Notes and the Note Insurer pursuant to the Indenture.

          In connection with the transfer and assignment of the Initial Home Equity Loans on the Closing Date and the Subsequent Home Equity Loans on each Subsequent Transfer Date, the Seller will be required to:

                   (i) deliver without recourse to BankBoston, N.A. (the "Custodian") on behalf of the Indenture Trustee on the Closing Date with respect to each Initial Home Equity Loan or on each Subsequent Transfer Date with respect to each Subsequent Home Equity Loan identified in the Schedule of Home Equity Loans (A) the original Mortgage Notes, endorsed in blank or to the order of the "The Chase Manhattan Bank, as Indenture Trustee for the IMC Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1998-2", (B) (1) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (2) the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Indenture Trustee, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any, and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to the Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing agent or the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office;

                    (ii) cause, within 60 days following the Closing Date with respect to the Initial Home Equity Loans, or the Subsequent Transfer Date with respect to Subsequent Home Equity Loans, assignments of the Mortgages to "The Chase Manhattan Bank, as Indenture Trustee for the IMC Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1998-2" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not yet been received from the recording office until such information is received; provided, further, that the Seller shall not be required to record an assignment of a Mortgage (except upon the occurrence of certain triggers specified in the Sale and Servicing Agreement) if the Seller furnishes to the Indenture Trustee, the Note Insurer and the Rating Agencies, on or before the Closing Date with respect to the Initial Home Equity Loans, or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Indenture Trustee's interests in the Home Equity Loans (in form satisfactory to the Indenture Trustee, the Note Insurer and the Rating Agencies);

                   (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Indenture Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the Closing Date with respect to the Initial Home Equity Loans, or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans); and

                   (iv) furnish to the Indenture Trustee, the Note Insurer and the Rating Agencies, at the Seller's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Home Equity Loans delivered to the Trust in form and substance satisfactory to the Indenture Trustee, the Note Insurer and the Rating Agencies.

          The Indenture Trustee will agree, for the benefit of the Owners, to cause the Custodian to review each File within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Indenture Trustee after the Closing Date or Subsequent Transfer Date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

          If the Custodian on behalf of the Indenture Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian on behalf of the Indenture Trustee will be required to promptly notify the Depositor, the Seller, the Owners and the Note Insurer. The Seller will agree to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Indenture Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Indenture Trustee on behalf of the Owners of the Notes as part of the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Indenture Trustee along with the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date.

          In addition to the foregoing, the Custodian on behalf of the Indenture Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Indenture Trustee and the Servicer shall monitor no less frequently than monthly the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing

          The Servicer is required to service the Home Equity Loans in accordance with the Sale and Servicing Agreement, the terms of the respective Home Equity Loans, and the servicing standards set forth in Fannie Mae's Servicing Guide (the "Fannie Mae Guide"); provided, however, that to the extent such standards, such obligations or the Fannie Mae Guide is amended by Fannie Mae after the date of the Sale and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment in accordance with the servicing standards set forth in the Indenture.

          The Servicer may retain from the interest portion of each monthly payment, the Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees and bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees and Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account.

          The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the Sale and Servicing

Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those described in the Fannie Mae Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

          The Servicer is required to create, or cause to be created, in the name of the Indenture Trustee, at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or
(ii) invested in Eligible Investments (as defined in the Indenture). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

          The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal and interest due on the Home Equity Loans after the Cut-Off Date, including any Prepayments received after the Cut-Off Date, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (a) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (b) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation and (c) any Realized Losses during the related Remittance Period, (ii) principal (including Prepayments) collected and interest due on the Home Equity Loans on or prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances, and
(iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Mortgage Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

          The Servicer may make withdrawals for its own account from the Principal and Interest Account in the following order and only for the following purposes:

                   (i) on each Monthly Remittance Date, to pay itself the Servicing Fee;

                   (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                   (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

                   (iv) to reimburse itself for unrecovered Delinquency Advances and for any excess interest collected from a Mortgagor; and

                   (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

          The Servicer will remit to the Indenture Trustee for deposit in the Note Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related repurchase or substitution, as the case may be.

          On each Monthly Remittance Date, the Servicer shall be required to remit to the Indenture Trustee for deposit to the Note Account out of the Servicer's own funds any Delinquent payment of interest with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Home Equity Loan that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made (such amount to be replaced on future dates to the extent necessary) or from the Note Account out of Net Monthly Excess Cashflow.

          Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Sale and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Indenture Trustee and the Note Insurer.

          The Servicer will be required to pay all Aout of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances". The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or from certain amounts on deposit in the Note Account as provided in the Sale and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

          A full month's interest at the related Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a prepayment in full of a Home Equity Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the related Coupon Rate that would be due on the related due date for such Home Equity Loan (such difference, the "Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Indenture Trustee on such Monthly Remittance Date. The Servicer shall not be entitled to reimbursement for amounts paid as Compensating Interest.

          In accordance with the terms of the Sale and Servicing Agreement, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

          The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

          The Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

          The Servicer will have the right under the Sale and Servicing Agreement (upon receiving the consent of the Note Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations thereof and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (a) the provisions of the related Mortgage Note and Mortgage have been complied with; (b) the loan-to-value ratio and debt-to-income ratio after any release do not exceed the loan-to-value ratio and debt-to-income ratio, respectively, of such Mortgage Note on the Cut-Off Date provided that the loan-to-value ratio shall be permitted to be increased by an amount not to exceed 5% unless approved by the Note Insurer; and (c) the lien priority of the related Mortgage is not affected.

          The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is imminent; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the Remittance Period related to the Final Payment Date. Notwithstanding anything set forth in the Sale and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

          The Servicer shall provide written notice to the Indenture Trustee and the Note Insurer, prior to the execution of any modification, waiver or amendment of any provision of any Home Equity Loan and shall deliver to the Custodian, on behalf of the Indenture Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

          As noted under "The Seller and Servicer--General" herein with the consent of the Note Insurer, the Servicer will be permitted under the Sale and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

          No Sub-Servicing arrangements will discharge the Servicer from its servicing obligations. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Sale and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer; provided, however, that nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Sale and Servicing Agreement.

          The Servicer (except the Indenture Trustee if it is required to succeed the Servicer under the Sale and Servicing Agreement) has agreed to indemnify and hold the Indenture Trustee, the Depositor, the Note Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Depositor, the Note Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Sale and Servicing Agreement. The Servicer shall immediately notify the Indenture Trustee, the Depositor, the Note Insurer and each Owner if a claim is made by a third party with respect to the Sale and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Depositor, the Note Insurer and/or Owner in respect of such claim. The Indenture Trustee shall reimburse the Servicer from amounts otherwise distributable on the Residual Interest for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Sale and Servicing Agreement. The indemnification provisions shall survive the termination of the Sale and Servicing Agreement and the payment of the outstanding Notes.

          The Servicer will be required to deliver to the Indenture Trustee, the
Note Insurer and the Rating Agencies on or before April 30 of each year, commencing in 1999: (i) an officers' certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during such preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (ii) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Note Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

          The Note Insurer or the Indenture Trustee (with the prior written consent of the Note Insurer) (or except as specified in the Sale and Servicing Agreement, the Owners, with the consent of the Note Insurer) will have the right, pursuant to the Sale and Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Sale and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loan Pool); (c) the failure to cure material breaches of the Servicer's representations in the Sale and Servicing Agreement; or (d) certain mergers or other combinations of the Servicer with another entity.

          The Servicer is not permitted to resign from the obligations and duties imposed on it under the Sale and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Sale and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Indenture Trustee and the Note Insurer.

          Upon removal or resignation of the Servicer, the Indenture Trustee may
(A) solicit bids for a successor servicer as described in the Sale and Servicing Agreement and (B) until such time as a successor servicer is appointed pursuant to the terms of the Sale and Servicing Agreement, shall serve in the capacity of Backup Servicer. The Indenture Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or Fannie Mae, having equity of not less than $5,000,000, and acceptable to the Note Insurer and a majority of the Owners of the Notes (provided that if the Note Insurer and such Owners cannot agree as to the acceptability of such successor servicer, the decision of the Note Insurer will control) as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

          No removal or resignation of the Servicer will become effective until the Backup Servicer or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Indenture.

Redemption of the Notes

          The Notes will be subject to redemption in whole but not in part, at the option of the Majority Residualholders, on or after the Redemption Date at a price equal to the Redemption Price. The proceeds from any such purchase of the Home Equity Loans will be used by the Issuer to redeem the Notes. Upon such redemption, the Indenture shall be terminated. The Notes will be redeemed at the Redemption Price and the payment of the amount set forth in clause (i) of the definition of Redemption Price to the Owners shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes. The "Redemption Price" is equal to the sum of (i) the then outstanding Note Principal Balance plus all accrued and unpaid interest thereon (and any Available Funds Cap Carry Forward Amount), (ii) any Trust Fees and Expenses due and unpaid on such date, (iii) the payment of all amounts owed to the Note Insurer and (iv) any unreimbursed Delinquency Advances and Servicing Advances (as defined in the Sale and Servicing Agreement). The proceeds from such sale will be distributed first, to the payment of any outstanding Trust Fees and Expenses, second, to the Note Insurer, all amounts owed thereto, third, to the Servicer for unreimbursed Servicing Advances and Delinquency Advances, fourth, to the Owners of the Notes in an amount equal to the then outstanding Note Principal Balance plus all accrued and unpaid interest thereon (plus any Available Funds Cap Carry Forward Amount) and, fifth, to the holders of the Residual Interest, the remainder. Under certain circumstances described in the Sale and Servicing Agreement, the Note Insurer may acquire all the Home Equity Loans from the Issuer and thereby effect a redemption of the Notes and terminate the Indenture.

The Indenture Trustee

          The Chase Manhattan Bank will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to certain fees and reimbursement of expenses.

          The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Note Insurer, the Servicer and each Rating Agency, in which event the Issuer (with the consent of the Note Insurer) will be obligated to appoint a successor Indenture Trustee. The Issuer or the
Note Insurer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Owners, unless such Owners shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights of powers granted by the Indenture or perform any duties thereunder either directly or by or through agents or attorneys, and the Indenture Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture.

The Indenture

          Pursuant to the Indenture, the Indenture Trustee shall, upon the direction of the Note Insurer (unless a Note Insurer Default (as defined in the Sale and Servicing Agreement) has occurred and is continuing), direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (including acceleration of the Notes) or exercising any trust or power conferred on the Indenture Trustee.

          An "Event of Default" with respect to the Notes is defined in the Indenture as follows: (a) a default by the Issuer in the payment of any Current Interest or Principal Payment Amount on any Note when the same becomes due and payable (provided that for purposes of this clause, the Available Funds Cap Carry Forward Amount does not constitute interest due and payable); (b) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture, or any representation or warranty of the Issuer made in the Indenture, the Insurance Agreement, the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant thereto proving to have been incorrect in any material respect as of the time made, and the continuation of any such default, or the circumstance in respect of which any representation or warranty not having been cured, as the case may be, for a period of thirty days after notice is given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Owners of a majority of the Percentage Interest of the Notes and, (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

          In case an Event of Default should occur and be continuing, the Indenture Trustee shall, but only upon receipt of the prior written consent of the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Owners of Notes representing not less than a majority of the Percentage Interest of the Notes may declare all the Notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the
Note Insurer, or if a Note Insurer Default exists, the Owners of Notes representing a majority of the Percentage Interest of the Notes.

          If, following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, with the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), in its discretion, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of such Notes. In addition, upon an Event of Default, the Indenture Trustee may, with the consent of Owners of 100% of the Percentage Interest of the Notes, sell all or part of the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as follows: (i) to the payment of the fees of the Indenture Trustee and the Owner Trustee which have not been previously paid; (ii) to the Note Insurer, any premium amount then due and unpaid; (iii) to the Servicer for the Servicing Fee then due and unpaid;
(iv) to the Owners, the amount of interest then due and unpaid on the Notes, pro rata; (v) to the Owners, the amount of principal then due and unpaid on the Notes, pro rata; (vi) to the payment of amounts due and owing to the Note Insurer, to the extent not previously reimbursed; (vii) to the Owners, the Available Funds Cap Carry Forward Amount then unpaid; and (viii) to the Trust Paying Agent, the amounts to be distributed, pro rata, to the Owners of the Residual Interest.

          No Owner of any Note shall have any right to institute any proceeding with respect to the Indenture unless (i) such Owner has previously given written notice to the Indenture Trustee of a continuing Event of Default; (ii) the Owners of a majority of the Percentage Interest of the Notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (iii) such Owner has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request; (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Owners of a majority of the Percentage Interest of the Notes.

Voting

          Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Owners evidencing specified "Voting Interests", each Owner will have a Voting Interest equal to the Percentage Interest represented by such Owner's Note. Any Note registered in the name of the Issuer or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to take any such action, or effect any such consent, has been obtained.

Reporting Requirements

          On each Payment Date the Indenture Trustee will be required to report in writing (based on information provided to the Indenture Trustee by the Servicer) to each Owner, the Note Insurer, the Rating Agencies and the Note
Insurer:

                   (i) the amount of the distribution with respect the Notes (based on a Note in the original principal amount of $1,000);

                   (ii) the amount of such distributions allocable to principal on the Home Equity Loans, separately identifying the aggregate amount of any prepayments in full or Prepayments or other recoveries of principal included therein and any Pre-Funded Amounts distributed as a prepayment (based on a Note in the original principal amount of $1,000);

                   (iii) the amount of such distribution allocable to interest on the Home Equity Loans (based on a Note in the original principal amount of $1,000);

                   (iv) the principal amount of the Notes (based on a Note in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                   (v) the aggregate Loan Balance of all Home Equity Loans after giving effect to any payment of principal on such Payment Date;

                   (vi) the amount of any Insured Payment included in the amounts distributed to the Owners on such Payment Date;

                   (vii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                   (viii) the weighted average Coupon Rate of the Home Equity Loans;

                   (ix) such other information as the Note Insurer may reasonably request with respect to delinquent Home Equity Loans;

                   (x) the amount of the Available Funds Cap Carry Forward Amount, if any, for such Payment Date;

                   (xi) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution; and

                   (xii) for Payment Dates during and immediately following the Funding Period the total remaining Pre-Funded Amount in the Pre-Funding Account.

          Certain obligations of the Indenture Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

          In addition, on the Business Day preceding each Payment Date the Indenture Trustee will be required to distribute to each Owner, the Note Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Indenture Trustee for such purpose:

                   (a) the number and aggregate principal balances of Home Equity Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent,
          (iii) 90 or more days delinquent, as of the close of business on the last day of the calendar month immediately preceding the Payment Date,
          (iv) the numbers and aggregate Loan Balances of all Home Equity Loans as of such Payment Date and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

                   (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date;

                   (c) the number of Mortgagors and the Loan Balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date and (ii) Home Equity Loans that are "balloon" loans;

                   (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Indenture Trustee, as of the close of business of the last day of the calendar month immediately preceding the Payment Date;

                   (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the calendar month immediately preceding the Payment Date; and

                   (f) the amount of cumulative Realized Losses, the current period Realized Losses (each as defined in the Sale and Servicing Agreement) and any other loss percentages as required by the Sale and Servicing Agreement.

Removal of Indenture Trustee for Cause

          The Indenture Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Indenture Trustee: (i) failure to make distributions of available amounts; (ii) certain breaches of covenants and representations by the Indenture Trustee; (iii) certain acts of bankruptcy or insolvency on the part of the Indenture Trustee; and (iv) failure to meet the standards of Indenture Trustee eligibility as set forth in the Indenture.

          If any such event occurs and is continuing, then and in every such case (ii) the Note Insurer or (iii) with the prior written consent of the Note Insurer (which is required not to be unreasonably withheld), the Issuer and the Owners of a majority of the Percentage Interests represented by the Notes may remove the Indenture Trustee.

Depositor's Obligations

          The Depositor will have no obligation to monitor, or supervise or enforce the performance of the obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee and will not be obligated to perform any such obligation or have any liability if the applicable entity fails to do so.

Governing Law

          The Agreements and each Note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following section discusses certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes. Such section must be considered only in connection with "Certain Federal Income Tax Considerations" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

          No election will be made to treat the Trust or the Trust Estate or any portion thereof as a REMIC for federal income tax purposes.

          Upon issuance of the Notes, Arter & Hadden LLP, special tax counsel, will deliver its opinion that the Notes will be treated as newly originated debt obligations and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Seller. In addition, for federal income tax purposes, the Issuer will not be classified (i) as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code or (iii) a "publicly traded partnership" as defined in Treasury Regulations
Section 1.7704-1. Each Owner of a Note, by its acceptance of a Note, will agree to treat the Notes as indebtedness. It is anticipated that the Notes will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Notes after the Redemption Date as original issue discount. Owners are urged to consult their tax advisor with respect to the tax consequences of holding the Notes.

          The prepayment assumption that is to be used in determining whether the Notes are issued with original issue discount and the rate of accrual of original issue discount is a CPR of 30%. No representation is made as to the actual rate at which the Home Equity Loans will prepay. See "Certain Federal Income Tax Considerations - Taxation of Debt Securities" in the Prospectus.

          The Notes will not represent "real estate assets" for purposes of
Section 856(c)(5)(A) of the Code or A[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. The Notes will also not be treated as qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

                             STATE TAX CONSEQUENCES

          In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA CONSIDERATIONS


          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) and plans described in Code section 4975(e)(1), including individual retirement accounts (the "Plans") and (b) persons who have certain specified relationships to such Plans or who constitute "disqualified persons" under Code section 4975(e)(2) with respect to such Plans ("parties in interest"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

          Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

          Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

          The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in any entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the Servicer and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to fiduciary responsibility provisions of Title I of ERISA, including the general fiduciary duties of
Section 404 of ERISA, the prohibited transaction provisions of Section 406 of ERISA, and to Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes Aapplicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

          Without regard to whether the Notes are treated as an equity interest under the Plan Asset Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if such acquisition or holding is deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers."

          Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Investors should analyze whether the decision may have an impact with respect to purchases of the Notes.

          In addition to the matters described above, purchasers of an Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Notes.

                                     RATINGS

          It is a condition of the issuance of the Notes that the Notes receive ratings of "Aaa" by Moody's and AAAA" by Standard & Poor's. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Standard Poor's, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

          The ratings issued by Moody's and Standard & Poor's on the payment of principal and interest on the Notes do not cover the payment of the Available Funds Cap Carry Forward Amount. The ratings of Moody's and Standard & Poor's do not address the possibility that, as a result of principal prepayments, Owners of the Notes may receive a lower than anticipated yield.

          The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The Depositor has not requested a rating of the Notes offered hereby by any rating agency other than Moody's and Standard & Poor's and the Depositor has not provided information relating to the Notes offered hereby or the Home Equity Loans to any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Notes offered hereby or, if another rating agency rates such Notes, what rating would be assigned to such Notes by such rating agency. Any such unsolicited rating assigned by another rating agency to the Notes offered hereby may be lower than the rating assigned to such Notes by either or both of Moody's and Standard & Poor's.

                         LEGAL INVESTMENT CONSIDERATIONS

          The Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on qualifying first home equity loans may not be legally authorized to invest in the Notes.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters"), has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:


 Underwriters                                        Principal Amount
 ------------                                        ----------------
 Bear, Stearns & Co. Inc.                             $210,000,000
 PaineWebber Incorporated                              210,000,000
 Deutsche Morgan Grenfell Inc.                         140,000,000
 J.P. Morgan Securities Inc.                           140,000,000
                                                       -----------
 Total                                                $700,000,000
                                                      ============

          The Depositor and the Seller have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. The Depositor is an affiliate of Bear, Stearns & Co. Inc.

          In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any are purchased. The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the offering price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of 0.15% (expressed as a percentage of the Note Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of 0.10%.

          After the initial public offering, such prices and discounts may be changed.

          The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                REPORT OF EXPERTS

          The consolidated balance sheets of the Note Insurer, MBIA Insurance Corporation and Subsidiaries, as of December 31, 1996 and 1995, and the consolidated statements of income, shareholders= equity and cash flows, for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of such firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

          Certain legal matters relating to the validity of the issuance of the Notes and certain federal income tax matters concerning the Notes will be passed upon for the Seller and the Servicer by Arter & Hadden LLP, Washington, D.C. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the Note Insurer and the Note Insurance Policy will be passed upon for the Note Insurer by Kutak Rock, Omaha, Nebraska.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered $700,000,000 Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1998-2, (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

          Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

          Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

          Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

          As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or
                                      I-2

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Note Owners or their agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      I-3

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

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                            Page
                                            ----
Accrual Period..............................S-4
Adjustable Rate Home Equity Loans...........S-3
Agreements..................................S-35
Appraised Values............................S-20
Available Funds Cap Carry Forward Amount....S-5
Available Funds Shortfall...................S-36
Backup Servicer.............................S-15
Beneficial Owners...........................S-10
Book-Entry Notes............................S-38
Capitalized Interest Account................S-9
Cede........................................S-10
Cedel.......................................S-10
Cedel Participants..........................S-40
Closing Date................................S-1
CMT Loans...................................S-12
Compensating Interest.......................S-51
Cooperative.................................S-40
Coupon Rate.................................S-3
CPR.........................................S-31
Current Interest............................S-4
Custodian...................................S-48
Cut-Off Date................................S-1
Daily Collections...........................S-50
Date-of-Payment Loans.......................S-30
Definitive Note.............................S-38
Delinquency Advances........................S-50
Depositor...................................S-1
DOL.........................................S-58
DTC.........................................S-10
DTC Participants............................S-40
ERISA.......................................S-57
Euroclear...................................S-10
Euroclear Operator..........................S-40
Euroclear Participants......................S-40
European Depositaries.......................S-10
Event of Default............................S-54
Excess Overcollateralization Amount.........S-46
Exchange Act................................S-60
Fannie Mae..................................S-16
FHLMC.......................................S-16
Final Certification.........................S-49
Financial Intermediary......................S-39
Fiscal Agent................................S-42
Fixed Rate Home Equity Loans................S-3
FNMA Guide..................................S-49
Formula Note Rate...........................S-5
Funding Period..............................S-9
GAAP........................................S-44
Home Equity Loans...........................S-2
Indenture...................................S-1
Indenture Trustee Fee.......................S-1
Indenture Trustee...........................S-1
Initial Home Equity Loans...................S-2
Insured Payment.............................S-8
Interest Carry Forward Amount...............S-5
Issuer......................................S-1
LIBOR Determination Date....................S-38

                                            Page
                                            ----
Loan Balance................................S-6
Loan Purchase Price.........................S-48
Loan-to-Value Ratios........................S-23
Majority Residualholders....................S-10
Maximum Collateral Amount...................S-5
Monthly Remittance Date.....................S-7
Moody's.....................................S-10
Mortgage Note...............................S-2
Mortgagor...................................S-30
Net Liquidation Proceeds....................S-50
Net Monthly Excess Cashflow.................S-36
Note Account................................S-35
Note Insurance Policy.......................S-8
Note Insurer................................S-8
Note Insurer Default........................S-8
Note Principal Balance......................S-4
Note Rate...................................S-5
Notes.......................................S-1
One-Month LIBOR.............................S-37
Original Aggregate Loan Balance.............S-5
Overcollateralization Amount................S-46
Overcollateralization Deficit...............S-47
Overcollateralization Increase Amount.......S-46
Overcollateralization Reduction Amount......S-46
Owner Trust.................................S-1
Owner Trustee Fee...........................S-1
Owners......................................S-3
Participants................................S-38
Payment Date................................S-4
Percentage Interest.........................S-35
Plan Asset Regulation.......................S-58
Plans.......................................S-57
Pool........................................S-2
Preference Amount...........................S-7
Premium Amount..............................S-7
Prepayments.................................S-12
Preservation Expenses.......................S-51
Pre-Funded Amount...........................S-9
Pre-Funding Account.........................S-2
Principal and Interest Account..............S-50
Principal Payment Amount....................S-5
Properties..................................S-2
Qualified Replacement Mortgage..............S-47
Rating Agencies.............................S-10
REMIC.......................................S-11
Realized Loss...............................S-47
Record Date.................................S-4
Redemption Date.............................S-5
Redemption Price............................S-53
Reference Banks.............................S-38
Register....................................S-35
Registrar...................................S-35
Remittance Period...........................S-7
Residual Interest...........................S-2
Riegle Act..................................S-14
Rules.......................................S-39
SAP.........................................S-44

                                            Page
                                            ----
Sale and Servicing Agreement................S-3
Securities..................................S-2
Seller......................................S-1
Servicer....................................S-1
Servicer Termination Events.................S-53
Servicing Advances..........................S-51
Servicing Fee...............................S-7
Six-Month LIBOR.............................S-12
SMMEA.......................................S-11
Specified Overcollateralization Amount......S-46
Standard & Poor's...........................S-10
Statistical Calculation Date................S-1
Subsequent Cut-Off Date.....................S-13
Subsequent Home Equity Loans................S-2
Subsequent Transfer Agreement...............S-13
Subsequent Transfer Date....................S-9
Substitution Amount.........................S-47
Sub-Servicers...............................S-15
Sub-Servicing Agreements....................S-15
Telerate Page 3750..........................S-38
Terms and Conditions........................S-40
Total Available Funds.......................S-37
Total Monthly Excess Cashflow...............S-36
Trust.......................................S-1
Trust Agreement.............................S-1
Trust Estate................................S-1
Trust Fees and Expenses.....................S-9
Underwriters................................S-59
Underwriting Agreement......................S-59
Weighted average life.......................S-31

PROSPECTUS

                   Bear Stearns Asset Backed Securities, Inc.
                                   (Depositor)

                              --------------------
    Bear Stearns Asset Backed Securities, Inc. (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Service Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the "Mortgage Loans"), secured by mortgages on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such series of Securities.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

                                                (cover continued on next page)
                               -------------------
    NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

    See "Risk Factors" on page 15 for certain factors to be considered in purchasing the securities.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                             -------------------
    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            Bear, Stearns & Co. Inc.
                                January 23, 1998

(Continued from previous page)

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein.

                              PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS -- Reports to Holders" herein.

                              AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048.

    Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

Securities Offered...............  Asset-Backed Certificates (the
                                   "Certificates") and Asset-Backed Notes (the
                                   "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities, Senior Securities or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Depositor........................  Bear Stearns Asset Backed Securities, Inc.
                                   (the "Depositor") was incorporated in the State of Delaware in June 1995, and is a wholly-owned, special purpose subsidiary of The Bear Stearns Companies Inc. None of The Bear Stearns Companies Inc. nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "THE DEPOSITOR."

Interest Payments................  Interest payments on the Securities of a
                                   Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only Securities may be assigned a 'Notional Amount" set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES -- Payments of Interest."

Principal Payments...............  All payments of principal of a Series of
                                   Securities will be made in an aggregate
                                   amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

Final Scheduled Distribution Date
  of the Securities..............  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                   The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS -- Yield May Vary" and "DESCRIPTION OF THE SECURITIES -- Weighted Average Life of the Securities" herein.

Optional Termination.............  One or more Classes of Securities of any
                                   Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES -- Optional Redemption, Purchase or Termination."

                                   In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

The Trust Fund...................  The Trust Fund for a Series of Securities
                                   will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

 A. Primary Assets..............   The Primary Assets for a Series may consist
                                   of any combination of the following assets, to the extent and as specified in the related
                                   Prospectus Supplement. The Primary Assets will be purchased from the Seller or may be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

  (1) Loans....................    Primary Assets for a Series will consist, in
                                   whole or in part, of Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor and an affiliate of the Depositor may be an obligor with respect to any such Loan. The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans
                                   Administration ("VA"). See "The Trust Funds
                                   -- The Loans" for a discussion of such
                                   guarantees. To the extent provided in the related Prospectus Supplement, additional
                                   Loans may be periodically added to the Trust
                                   Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus
                                   Supplement.

                                   The "Loans" for a Series will consist of (i) closed-end home equity loans (the "Mortgage Loans") and (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). The Mortgage Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans." Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate. As specified in the related Prospectus Supplement, the Mortgage Loans will and the Home Improvement Contracts may be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties."

                                   The related Prospectus Supplement will
                                   describe certain characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series);
                                   (b) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Loans;
                                   (d) the weighted average original and
                                   remaining term-to-stated maturity of the
                                   Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the use and type of each Mortgaged Property securing a Loan; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans.

    (2) Private Securities.......  Primary Assets for a Series may consist, in whole or in part, of Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS -- Private Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the Trustee as registered owner of such Private Securities.

                                   The related Prospectus Supplement for a
                                   Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans

                                   (i.e., whether they are fixed rate or
                                   adjustable rate and whether they provide for
                                   fixed level payments, negative amortization
                                   or other payment features), (B) the
                                   approximate aggregate principal amount of
                                   such Underlying Loans which are insured or
                                   guaranteed by a governmental entity, (C) the
                                   servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the trustee of the Private Securities (the "PS Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the Private Securities, or to such Private Securities themselves; (viii) the terms on which the Underlying Loans may, or are required to, be repurchased prior to stated maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee. See "THE TRUST FUNDS -- Additional Information" herein.
  B. Collection and Distribution
    Accounts.....................  Unless otherwise provided in the related
                                   Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

   C. Pre-Funding and Capitalized
     Interest Accounts.............If specified in the related Prospectus
                                   Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the related Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

                                   If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series and
                                   (ii) if specified in the related Prospectus
                                   Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

Enhancement......................  If stated in the Prospectus Supplement relating to a Series, the Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities (collectively, the "Rating Agency") for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See "ENHANCEMENT." Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

   A. Subordinate Securities...... If stated in the related Prospectus
                                   Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

  B. Insurance...................  If stated in the related Prospectus
                                   Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the Securities.

  C. Reserve Funds...............  If stated in the Prospectus Supplement, the
                                   Depositor may deposit cash, a letter or
                                   letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each a "Reserve Fund"), which will be used, as specified in such Prospectus Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

  D. Minimum Principal Payment
    Agreement....................  If stated in the Prospectus Supplement relating to a Series of Securities, the
                                   Depositor will enter into a minimum principal payment agreement (the "Minimum Principal Payment Agreement") with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus Supplement. See "ENHANCEMENT -- Minimum Principal Payment Agreement."


  E. Deposit Agreement...........  If stated in the Prospectus Supplement, the
                                   Depositor and the Trustee will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of amounts held in the Collection Account, the Distribution Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in the Prospectus Supplement. See "ENHANCEMENT -- Deposit Agreement."

Servicing........................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled payments of principal and interest, late
                                   collections, or from the proceeds of
                                   liquidation of the related Loans or from
                                   other recoveries relating to such Loans
                                   (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "SERVICING OF LOANS -- Servicing Compensation and Payment of Expenses" herein.
Federal Income Tax Considerations
  A. Debt Securities and REMIC
    Residual Securities..........  If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") or (ii) so provided in the related Prospectus Supplement, a Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                   In the case of a REMIC election, a Class of Securities may be treated as REMIC "residual interests" ("Residual Interest"). A Holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

  B. Non-REMIC Pass-Through
    Securities...................  If so specified in the related Prospectus
                                   Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both on the Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

  C. Owner Trust Securities......  If so specified in the Prospectus Supplement, the Trust Fund will be treated as a
                                   partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."


  ERISA Considerations...........  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisors whether the purchase or holding of Securities will cause the Trust Fund to be considered "plan assets," thereby subjecting the plan or arrangement to be subject to the prohibited transaction rules and fiduciary investment standards of ERISA with respect to the Trust Fund, unless some exception or exemption is applicable.

 Legal Investment................  Unless otherwise specified in the related
                                   Prospectus Supplement, Securities of each
                                   Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

Use of Proceeds..................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets,
                                   (iii) to establish any Reserve Funds
                                   described in the related Prospectus
                                   Supplement and (iv) to pay costs of
                                   structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series will be effected by an exchange of Securities with the Seller of such Primary Assets. See "USE OF PROCEEDS."

Ratings..........................  It will be a requirement for issuance of any
                                   Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK FACTORS -- Ratings Are Not Recommendations."

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

No Secondary Market

    There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement, expects to make a secondary market in the Securities, but has no obligation to do so.

Primary Assets are Only Source of Repayment

    The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

    The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS -- Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

Limited Protection Against Losses

    Although any Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "ENHANCEMENT."

Yield may vary

    The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES -- Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES -- Payments of Interest."

Property Values may be Insufficient

    If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

    There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

Pre-funding may adversely affect Investment

    If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no issuance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

    The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

    Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

Potential Liability for Environmental Conditions

    Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

Consumer Protection Laws may Affect Loans

    Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

    The Loans are also subject to Federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF THE LOANS."

Contracts will not be Stamped

    In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence,

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fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS -- The Home Improvement Contracts."

Ratings are not Recommendations

    It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                          DESCRIPTION OF THE SECURITIES

General

    Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

    The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

    The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

    Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

    Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon

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

presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

    Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS -- Collection and Distribution Accounts."

Valuation of the Primary Assets

    If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

    The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

Payments of Interest

    The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

    Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

    On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus

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

Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

    The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

    Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Special Redemption

    If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

Optional Redemption, Purchase or Termination

    The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

    In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

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

Weighted Average Life of the Securities

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

    Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

    There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

    The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                               THE TRUST FUNDS

General

    The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

    The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

    The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

    As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

    If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

    Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

The Loans

    Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Mortgage Loans") secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Mortgage Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan.

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Unless otherwise described in the related Prospectus Supplement the original terms to stated maturity of Mortgage Loans will not exceed 360 months.

    The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

    Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

    The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

    Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

    Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

    Additional Information. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

    The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

    The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

    The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

    The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

    The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

    The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

    If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

Private Securities

    General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

    Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the

"PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

    The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

    The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

    Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

    Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

    If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

    A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

    Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

    If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                   ENHANCEMENT

    If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinate Securities

    If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

    If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

    Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

    Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

    Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

    Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

Reserve Funds

    If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

    Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

    Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

    If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

    If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

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                               SERVICING OF LOANS

General

    Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

    The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

    If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

    Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

    Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

        (i) All payments on account of principal, including prepayments, on such Primary Assets;

        (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

        (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

        (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

        (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

        (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

        (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

        (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

        (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

        (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

        (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

        (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

        (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

        (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

        (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

    In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

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Advances and Limitations Thereon

    The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

    Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

    The standard hazard insurance policies covering Properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

    Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

    Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Loans

    The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

    The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-on-Sale Clauses

    Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

    Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

    When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

    Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

Evidence as to Compliance

    If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

    The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

    If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS -- Events of Default; Rights Upon Events of Default -- Pooling and Servicing Agreement; Servicing Agreement" herein.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

    Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

    The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

    General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

    Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

    Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS -- The Home Improvement Contracts."

    With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

    Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

    Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS -- Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

    Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

    If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

    Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

    Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

    The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of such Primary Assets. See "SPECIAL CONSIDERATIONS -- Limited Assets."

    No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

    The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

        (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

        (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

        (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

        (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

        (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

        (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

        (vii) the book value of any REO Property acquired by the related Trust Fund; and

        (viii) such other information as specified in the related Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "SERVICING OF LOANS -- Evidence as to Compliance" herein.

    If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Events of Default; Rights Upon Event of Default

    Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

    During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

    Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

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
    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustee

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the

Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

    The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

    The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

    Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause
(vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the

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
aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

    Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

    No Agreement will provide for the holding of any annual or other meeting of Holders.

Book-Entry Securities

    If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

    For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

    Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the

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
aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES -- Optional Redemption, Purchase or Termination" herein.

    Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

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

                         CERTAIN LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

Mortgages

    The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses

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
incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

    The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

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
    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

    Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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
The Home Improvement Contracts

    General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

    Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

    Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

    The Loans may also consist of installment sales contracts. Under an installment sales contract ("Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

    Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

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
                                  THE DEPOSITOR

General

    The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

    The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                 USE OF PROCEEDS

    The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

    The following summary is based on the opinion of Stroock & Stroock & Lavan LLP, special counsel to the Depositor ("Federal Tax Counsel") as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

    The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership or a division of a single holder of all of the equity Securities of a Series.

The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

Taxation of Debt Securities

    Status of Regular Interest Securities as Real Property Loans. The regular interests in a REMIC ("Regular Interest Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. For purposes of this rule, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the Regular Interest Securities will be qualifying assets. Similarly, income on the Regular Interest Securities will be treated as 'interest on obligations secured by mortgages on real property" within the meaning of Section856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to holders of Regular Interest Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section7701(a)(19)(c)(v) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 80A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

    Interest and Acquisition Discount. Securities representing Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

    Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a

Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the OID Regulations, interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Loans underlying the Debt Securities or the terms and conditions of the Debt Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

    Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

    Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end

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of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

    The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

    Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

    Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID

Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

    An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

    For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

    In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

    If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

    Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount.

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
Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

    General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

    Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government saturates, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

    As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

Taxation of the REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

    Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest ecurities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a

REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

    The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC

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generated by the same REMIC. The ability of Holders of Residual Interest
Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

    Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

    The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Interest Security will be treated as an excess inclusion if the Residual Interest Securities in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

    Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any

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"Disqualified Organization." Disqualified Organizations include the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-- Tax Treatment of Foreign Investors."

    Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware of Internal Revenue Service regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1)) that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest.

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    The Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. However, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

Administrative Matters

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

    General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made and the Trust Fund is not treated as a division of a sole owner in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

    Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fees")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deducible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

    Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater

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than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities; Market Discount" and "-- Premium" above.

    In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

    Servicing Fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

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    Under certain circumstances, if the Loans prepay at a rate faster than the
Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

    Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the Securities are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Stripped Security the payments on which consist primarily or solely of a specified portion of the interest payments on Loans is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

    Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. To the extent the Trust Fund's assets are qualifying assets, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of
Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

    Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup

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withholding will not apply, however, with respect to certain payments made to
Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Holder who is not a United States person, as defined below, ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income in includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax year ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

    Interest and OID of Holders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

    Payments to Holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Nonresidents should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax

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avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

Tax Characterization of the Trust as a Partnership

    Federal Tax Counsel will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ("Corporation Election")). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a Holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Holder other than a United States Person, as defined below, (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. In addition, certain trusts that would otherwise not qualify as U.S. Persons under the foregoing definition can elect to be treated as U.S. Persons. Recently adopted Treasury regulations make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. These new regulations attempt to unify certification requirements and modify reliance standards and are generally effective for payments made after December 31, 1998. Prospective investors are urged to consult their own tax advisors regarding the affect these regulations may have on their particular circumstances.

    The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

    Treatment of the Trust Fund as a Partnership. The Trust Fund and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Except as disclosed in the related Prospectus Supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    A Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will realize from a Certificate "unrelated business taxable income" as a result of the "Debt Financed Income" rules under the Code.

    An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute its assets to a new partnership in exchange for partnership interests therein, and then dissolve and distribute the new partnership interests to the partners. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to a Certificateholder which is a foreign person pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Holders which are foreign persons that are taxable as corporations and 39.6% for all other Holders which are foreign persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

    Each Certificateholder which is a foreign person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each Certificateholder which is a foreign person must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Certificateholder which is a foreign person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. As a result, Certificateholders which are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Certificateholder which is a foreign person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

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

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such plans or arrangements. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    A fiduciary of an employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

    In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) or any entity, including an insurance company general account whose underlying assets include plan assets by reason of a plan or account investing in such entity, (collectively, "Plans(s)"), should consult with their legal counsel to determine whether an investment in the Securities will cause the assets of the Trust Fund to be considered plan assets pursuant to the plan asset regulations set forth at 29 CFR 2510.3-101 (the "Regulation"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Fund and the Trustee, or any entities providing services with respect to the operation of the Trust, to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Fund, unless a statutory or regulatory exception or an administrative exemption granted by the Department of Labor ("DOL") applies to the purchase, sale, transfer or holding of the Securities.

    The Regulation contains rules for determining what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

    Under the terms of the Regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the operation of the Trust Fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory or regulatory exception or an administrative exemption.

    One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund. However, without regard to whether the Notes are treated as an equity interest for such purposes, the purchase, holding or transfer of Notes by or on behalf of a Plan could be considered a prohibited transaction if the Depositor or the Trustee or any of their respective affiliates is, or becomes, a party in interest or disqualified person with respect to such Plan.

    Another such exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including both Plans and government plans), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

    An additional exemption may also be available to the purchase, holding and transfer of the Securities. The DOL granted to Bear, Stearns & Co. Inc., an administrative exemption, Prohibited Transaction Exemption 90-30 (Application No. D-8207, 55 Fed. Reg. 21461) (1990) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption, wherever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and transfer of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

        (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

        (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

        (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

        (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

        (vi) The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Securities.

    The trust also must meet the following requirements:

        (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

        (ii) securities in such other investment pools must have been rated in one of the three highest generic rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

        (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

    Moreover, the Exemption provides relief from certain self dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the "Restricted Group").

    On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed securities transactions using pre-funding accounts for trusts issuing pass-through Securities. With respect to the Securities, the amendment generally allows a portion of the mortgages ("Loans") supporting payments to Securityholders and having a principal amount equal to no more than 25% of the total principal amount of the Securities to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

        (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

        (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

        (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Securities receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust.

        (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

        (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus and Prospectus Supplement ("Offering Documents") and/or Pooling and Servicing Agreement or Sale and Servicing Agreement ("Pooling Agreement"). In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

        (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

        (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Permitted Investments").

        (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Securityholders as repayments of principal.

        (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

        In the event that the Exemption is not applicable, some other prohibited transaction class exemption issued by the DOL, including PTCE 96-23 (relating to investments by in-house asset managers), PTCE 95-60 (relating to insurance company general accounts), PTCE 91-38 (relating to bank collective funds), PTCE 90-1 (relating to insurance company pooled separate accounts) and PTCE 84-14 (relating to investments by qualified plan asset managers) may apply, depending on the circumstances.

        Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

    Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

    The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                                  LEGAL MATTERS

    Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

                              GLOSSARY OF TERMS

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

    "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

    "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

    "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

    "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

    "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

    "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

    "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

    "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

    "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

    "Certificate" means the Asset-Backed Certificates.

    "Class" means a Class of Securities of a Series.

    "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

    "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

    "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

    "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

    "Commission" means the Securities and Exchange Commission.

    "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

    "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

    "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

    "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

    "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

    "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

    "Condominium Unit" means an individual housing unit in a Condominium
Building.

    "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

    "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

    "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

    "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

    "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

    "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

    "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "Depositor" means Bear Stearns Asset Backed Securities, Inc.

    "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

    "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

    "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

    "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

    "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

    "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

    "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

    "FNMA" means the Federal National Mortgage Association.

    "Holder" means the person or entity in whose name a Security is registered.

    "Home Improvements" means the home improvements financed by a Home Improvement Contract.

    "Home Improvement Contract" means any home improvement installment sales contracts and installment loan agreement which may be unsecured or secured by purchase money security interest in the Home Improvement financed thereby.

    "HUD" means the United States Department of Housing and Urban Development.

    "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

    "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

    "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

    "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

    "IRS" means the Internal Revenue Service.

    "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

    "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

    "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

    "Loans" mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

    "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

    "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

    "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

    "Modification" means a change in any term of a Loan.

    "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

    "Mortgage Loan" means a closed-end home equity loan secured by a Mortgaged Property.

    "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

    "Mortgagor" means the obligor on a Mortgage Note.

    "1986 Act" means the Tax Reform Act of 1986.

    "Notes" means the Asset-Backed Notes.

    "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

    "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

    "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

    "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

    "Primary Assets" means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

    "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

    "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

    "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

    "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

    "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

    "PS Servicer" means the servicer of the Underlying Loans.

    "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

    "PS Trustee" means the trustee designated under a PS Agreement.

    "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

    "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

    "Regular Interest" means a regular interest in a REMIC.

    "REMIC" means a real estate mortgage investment conduit.

    "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

    "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

    "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

    "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

    "Residual Interest" means a residual interest in a REMIC.

    "Retained Interest" means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

    "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

    "Securities" means the Notes or the Certificates.

    "Seller" means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

    "Senior Securityholder" means a holder of a Senior Security.

    "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

    "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

    "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

    "Single Family Property" means property securing a Loan consisting of one to four-family attached or detached residential housing, including Cooperative Dwellings.

    "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

    "Subordinate Securityholder" means a Holder of a Subordinate Security.

    "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shorfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

    "Trustee" means the trustee under the applicable Agreement and its successors.

    "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

    "UCC" means the Uniform Commercial Code.

    "Underlying Loans" means loans of the type eligible to be Loans underlying or securing Private Securities.

    "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    "Zero Coupon Security" means a Security entitled to receive payments of principal only.

===============================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----

                PROSPECTUS SUPPLEMENT

Summary of Terms...............................   S-1
Risk Factors...................................   S-12
The Seller and Servicer........................   S-14
The Issuer.....................................   S-19
The Depositor..................................   S-19
Use of Proceeds................................   S-19
The Home Equity Loan Pool......................   S-19
Prepayment and Yield Considerations............   S-30
Additional Information.........................   S-35
Description of the Notes.......................   S-35
The Note Insurer...............................   S-42
Credit Enhancement.............................   S-46
Administration.................................   S-47
Certain Federal Income Tax Consequences........   S-57
State Tax Consequences.........................   S-57
ERISA Considerations...........................   S-57
Ratings........................................   S-59
Legal Investment Considerations................   S-59
Underwriting...................................   S-59
Report of Experts..............................   S-60
Certain Legal Matters..........................   S-60
Global Clearance, Settlement and Tax
  Documentation Procedures.....................   I-1
Index to Location of Principal Defined Terms...   A-1

                      PROSPECTUS

Prospectus Supplement..........................     3
Reports to Holders.............................     3
Available Information..........................     3
Summary of Terms...............................     5
Risk Factors...................................    15
Description of the Securities..................    18
The Trust Funds................................    22
Enhancement....................................    27
Servicing of Loans.............................    30
The Agreements.................................    36
Certain Legal Aspects of Loans.................    44
The Depositor..................................    52
Use of Proceeds................................    52
Certain Federal Income Tax Considerations......    52
State Tax Considerations.......................    72
ERISA Considerations...........................    73
Legal Investment...............................    76
Plan of Distibution............................    76
Legal Matters..................................    76
Glossary of Terms..............................    77


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                              IMC HOME EQUITY LOAN

                               OWNER TRUST 1998-2


                          $700,000,000 ADJUSTABLE RATE

                                HOME EQUITY LOAN

                       ASSET BACKED NOTES, SERIES 1998-2

                               DUE APRIL 20, 2029



                                     [LOGO]




                              IMC MORTGAGE COMPANY
                               Seller and Servicer


                           BEAR STEARNS ASSET BACKED
                                SECURITIES, INC.
                                   DEPOSITOR




                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------




                            BEAR, STEARNS & CO. INC.

                            PAINEWEBBER INCORPORATED

                            DEUTSCHE MORGAN GRENFELL

                               J.P. MORGAN & CO.

                                 MARCH 20, 1998


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